MORTGAGE INDEX AMORTIZING TRUST 1997-1,

                                    ISSUER

                                     AND

                            THE BANK OF NEW YORK,

                              INDENTURE TRUSTEE

                 AND LEHMAN BROTHERS SPECIAL FINANCING INC.,

                              SWAP COUNTERPARTY

                 _________________________________________



                                  INDENTURE

                        Dated as of September 1, 1997


                __________________________________________


                        $250,000,000 6.682% FIXED RATE
                         ASSET BACKED NOTES, CLASS A1

                              TABLE OF CONTENTS
                             -----------------

Section                                                                  Page

-------                                                                ----

                                  ARTICLE I

                                 Definitions

     1.01.     Definitions  . . . . . . . . . . . . . . . . . . . . . . .   2

     1.02.     Other Definitional Provisions.   . . . . . . . . . . . . .  17

     1.03.     Rules of Construction  . . . . . . . . . . . . . . . . . .  17


                                  ARTICLE II

                          Original Issuance of Notes

     2.01.     Form . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

     2.02.     Execution, Authentication and Delivery . . . . . . . . . .  18

     2.03.     Opinions of Counsel  . . . . . . . . . . . . . . . . . . .  19


                                 ARTICLE III

                         Administration of the CABS;
                          Application of Trust Funds

     3.01.     Collection of Payments on CABS; Collection
               Account  . . . . . . . . . . . . . . . . . . . . . . . . .  19

     3.02.     Maintenance of Office or Agency  . . . . . . . . . . . . .  20

     3.03.     Money for Payments To Be Held in Trust . . . . . . . . . .  21

     3.04.     Existence  . . . . . . . . . . . . . . . . . . . . . . . .  22

     3.05.     Application of Trust Funds . . . . . . . . . . . . . . . .  22

     3.06.     Protection of Trust Estate . . . . . . . . . . . . . . . .  27

     3.07.     Performance of Obligations . . . . . . . . . . . . . . . .  28

     3.08.     Negative Covenants . . . . . . . . . . . . . . . . . . . .  28

     3.09.     Transfer of Assets . . . . . . . . . . . . . . . . . . . .  29

     3.10.     Transferee . . . . . . . . . . . . . . . . . . . . . . . .  30

     3.11.     No Other Business  . . . . . . . . . . . . . . . . . . . .  30

     3.12.     No Borrowing . . . . . . . . . . . . . . . . . . . . . . .  30

     3.13.     Guarantees, Loans, Advances and Other
               Liabilities  . . . . . . . . . . . . . . . . . . . . . . .  30

     3.14.     Capital Expenditures . . . . . . . . . . . . . . . . . . .  31

     3.15.     Removal of Administrator . . . . . . . . . . . . . . . . .  31

     3.16.     Restricted Payments  . . . . . . . . . . . . . . . . . . .  31

     3.17.     Notice of Events of Default  . . . . . . . . . . . . . . .  31

     3.18.     Further Instruments and Acts . . . . . . . . . . . . . . .  31

     3.19.     Statements to Noteholders  . . . . . . . . . . . . . . . .  31

     3.20.     Notices to Indenture Trustee . . . . . . . . . . . . . . .  32

     3.21.     Custodianship, Transfer of CABS and Eligible
               Investments  . . . . . . . . . . . . . . . . . . . . . . .  33



                                  ARTICLE IV

              The Notes; Satisfaction and Discharge of Indenture

     4.01.     The Notes  . . . . . . . . . . . . . . . . . . . . . . . .  35

     4.02.     Registration of and Limitations on Transfer and
                   Exchange of Notes  . . . . . . . . . . . . . . . . . .  36

     4.03.     Mutilated, Destroyed, Lost or Stolen Notes . . . . . . . .  37

     4.04.     Persons Deemed Owners  . . . . . . . . . . . . . . . . . .  38

     4.05.     Cancellation . . . . . . . . . . . . . . . . . . . . . . .  38

     4.06.     Book-Entry Notes . . . . . . . . . . . . . . . . . . . . .  39

     4.07.     Notices to Depository  . . . . . . . . . . . . . . . . . .  40

     4.08.     Definitive Notes . . . . . . . . . . . . . . . . . . . . .  40

     4.09.     Tax Treatment  . . . . . . . . . . . . . . . . . . . . . .  40

     4.10.     Satisfaction and Discharge of Indenture  . . . . . . . . .  40

     4.11.     Application of Trust Money . . . . . . . . . . . . . . . .  42

     4.12.     Repayment of Moneys Held by Administrator  . . . . . . . .  42

     4.13.     CUSIP Numbers  . . . . . . . . . . . . . . . . . . . . . .  42


                                  ARTICLE V

                                   Remedies

     5.01.     Events of Default  . . . . . . . . . . . . . . . . . . . .  43

     5.02.     Collection of Indebtedness and Suits for
               Enforcement by Indenture Trustee . . . . . . . . . . . . .  43

     5.03.     Remedies . . . . . . . . . . . . . . . . . . . . . . . . .  45

     5.04.     Enforcement of Swap Agreement  . . . . . . . . . . . . . .  46

     5.05.     Modification and Amendment of Swap Agreement . . . . . . .  46

     5.06.     Limitation of Suits and Liability  . . . . . . . . . . . .  46

     5.07.     Unconditional Rights of Noteholders To
               Receive Principal and Interest . . . . . . . . . . . . . .  47

     5.08.     Restoration of Rights and Remedies . . . . . . . . . . . .  48

     5.09.     Rights and Remedies Cumulative . . . . . . . . . . . . . .  48

     5.10.     Delay or Omission Not a Waiver . . . . . . . . . . . . . .  48

     5.11.     Waiver of Past Defaults  . . . . . . . . . . . . . . . . .  48

     5.12.     Undertaking for Costs  . . . . . . . . . . . . . . . . . .  49

     5.13.     Waiver of Stay or Extension Laws . . . . . . . . . . . . .  49

     5.14.     Action on Notes  . . . . . . . . . . . . . . . . . . . . .  49

     5.15.     Sale of CABS . . . . . . . . . . . . . . . . . . . . . . .  50

                                  ARTICLE VI

                            The Indenture Trustee

     6.01.     Duties of Indenture Trustee  . . . . . . . . . . . . . . .  50

     6.02.     Rights of Indenture Trustee  . . . . . . . . . . . . . . .  51

     6.03.     Individual Rights of Indenture Trustee . . . . . . . . . .  51

     6.04.     Indenture Trustee's Disclaimer . . . . . . . . . . . . . .  52

     6.05.     Notice of Event of Default . . . . . . . . . . . . . . . .  52

     6.06.     Reports by Indenture Trustee to Holders  . . . . . . . . .  52

     6.07.     Compensation and Indemnity . . . . . . . . . . . . . . . .  52

     6.08.     Replacement of Indenture Trustee . . . . . . . . . . . . .  53

     6.09.     Successor Indenture Trustee by Merger  . . . . . . . . . .  54

     6.10.     Appointment of Co-Indenture Trustee or
               Separate Indenture Trustee . . . . . . . . . . . . . . . .  55

     6.11.     Eligibility; Disqualification  . . . . . . . . . . . . . .  56

     6.12.     Representation and Warranty  . . . . . . . . . . . . . . .  56

     6.13.     Directions to Indenture Trustee  . . . . . . . . . . . . .  56

     6.14.     Representations, Warranties and Covenants of
               the Indenture Trustee and of   . . . . . . . . . . . . . .  57


                                 ARTICLE VII

                        Noteholders' Lists and Reports

     7.01.     Issuer To Furnish Indenture Trustee Names and
               Addresses of Noteholders . . . . . . . . . . . . . . . . .  58

     7.02.     Preservation of Information; Communications
               to Noteholders . . . . . . . . . . . . . . . . . . . . . .  58


                                 ARTICLE VIII

                     Accounts, Disbursements and Releases

     8.01.     Collection of Money  . . . . . . . . . . . . . . . . . . .  58

     8.02.     Trust Accounts . . . . . . . . . . . . . . . . . . . . . .  59

     8.03.     Opinion of Counsel . . . . . . . . . . . . . . . . . . . .  59

     8.04.     Termination Upon Distribution to Noteholders . . . . . . .  59

     8.05.     Release of Trust Estate  . . . . . . . . . . . . . . . . .  60

     8.06.     Surrender of Notes Upon Final Payment  . . . . . . . . . .  60


                                  ARTICLE IX

                           Supplemental Indentures

     9.01.     Supplemental Indentures Without Consent of
               Noteholders  . . . . . . . . . . . . . . . . . . . . . . .  60

     9.02.     Supplemental Indentures With Consent of
               Noteholders  . . . . . . . . . . . . . . . . . . . . . . .  62

     9.03.     Execution of Supplemental Indentures . . . . . . . . . . .  63

     9.04.     Effect of Supplemental Indenture . . . . . . . . . . . . .  64

     9.05.     Reference in Notes to Supplemental
               Indentures . . . . . . . . . . . . . . . . . . . . . . . .  64


                                  ARTICLE X

                                Miscellaneous

     10.01.    Form of Documents Delivered to Indenture
               Trustee  . . . . . . . . . . . . . . . . . . . . . . . . .  64

     10.02.    Acts of Noteholders  . . . . . . . . . . . . . . . . . . .  65

     10.03.    Notices, etc., to Indenture Trustee, Issuer,
                Swap Counterparty and Rating Agencies  . . . . . . . . . . 66

     10.04.    Notices to Noteholders; Waiver . . . . . . . . . . . . . .  67

     10.05.    Alternate Payment and Notice Provisions  . . . . . . . . .  68

     10.06.    Effect of Headings . . . . . . . . . . . . . . . . . . . .  68

     10.07.    Successors and Assigns . . . . . . . . . . . . . . . . . .  68

     10.08.    Separability . . . . . . . . . . . . . . . . . . . . . . .  68

     10.09.    Benefits of Indenture  . . . . . . . . . . . . . . . . . .  68

     10.10.    Legal Holidays . . . . . . . . . . . . . . . . . . . . . .  68

     10.11.    GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . .  68

     10.12.    Counterparts . . . . . . . . . . . . . . . . . . . . . . .  68

     10.13.    Recording of Indenture . . . . . . . . . . . . . . . . . .  69

     10.14.    Trust Obligation . . . . . . . . . . . . . . . . . . . . .  69

     10.15.    No Petition  . . . . . . . . . . . . . . . . . . . . . . .  69


Signatures and Seals  . . . . . . . . . . . . . . . . . . . . . . . . .    __

Acknowledgments   . . . . . . . . . . . . . . . . . . . . . . . . . . .    __



EXHIBITS

Exhibit A - Form of Notes
Exhibit B - Prepayment Calculation Table

          This is an Indenture, dated as of September 1, 1997, among Mortgage Index Amortizing Trust 1997-1, a Delaware business trust, as issuer (the "Issuer"), The Bank of New York, a New York banking corporation, as indenture
 ------
trustee (the "Indenture Trustee") and Lehman Brothers Special Financing Inc.,
              -----------------
as Swap Counterparty.

                               WITNESSETH THAT:

          Each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Issuer's Fixed Rate Asset Backed Notes, Class A1 (the "Notes").
                                              -----

                               GRANTING CLAUSE

          The Issuer hereby Grants to the Indenture Trustee at the Closing Date, as Indenture Trustee for the benefit of the Holders of the Notes, and the Swap Counterparty, as their interests appear herein, and in the Trust Agreement, which interest in the case of the Certificateholders shall be subject to the prior interests of both the Swap Counterparty and the Noteholders to the extent provided herein and in the Trust Agreement, all of the Issuer's right, title and interest in and to (a) the CABS and all monies and proceeds due thereon after the Closing Date; (b) all funds on deposit from time to time in the Collection Account and in all proceeds thereof; (c) any Eligible Investments purchased with funds on deposit in the Collection Account; (d) the Swap Agreement and any amounts received pursuant thereto or any proceeds thereof; (e) the Swap Policy and any amounts received pursuant thereto or any proceeds thereof; and (f) all present and future claims, demands, causes and choices in action in respect of any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in respect of, any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the "Trust Estate" or the
                                                     ------------
"Collateral").
 ----------

          The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Swap Agreement, the Swap Policy, the Notes and the Certificates, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

          The Indenture Trustee, as Indenture Trustee on behalf of the Noteholders, the Certificateholders, the Swap Counterparty and the Swap Counterparty, as their interests appear herein and in the Trust Agreement, acknowledges such Grant, accepts the trust under this Indenture in accordance with the provisions hereof and agrees to perform its duties as Indenture Trustee as required herein to the best of its ability to the end that the interests of the Noteholders and Certificateholders, the Swap Counterparty and the Swap Guarantor may be adequately and effectively protected.


                                  ARTICLE I

                                 Definitions
                                 -----------

     Section 1.01.  Definitions.  Whenever used in this Indenture, the
                    -----------
capitalized words and phrases, unless the context otherwise requires, shall have the following meanings:

     "Administration Agreement":  The Administration Agreement dated as of
     ------------------------
eptember 1, 1997 among the Trust, The Bank of New York, as Indenture Trustee and The Bank of New York, as Administrator, as amended, supplemented or otherwise modified from time to time pursuant to the terms thereof.

     "Administrator":  Initially, The Bank of New York, and, thereafter, any
      -------------
successor appointed under the Administration Agreement.

     "Affected Party":  The meaning specified in the Swap Agreement.
      --------------

     "Affiliate":  With respect to any specified Person, any other Person
      ---------
controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Authorized Officer":  With respect to the Issuer, any officer of the
      ------------------
Owner Trustee  who is  authorized to  act for  the Owner  Trustee in  matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee and the Swap Counterparty on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and, so long as the Administration Agreement is in effect, any Responsible Officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer and to be acted upon by the Administrator pursuant to the Administration Agree-ment and who is identified on the list of Authorized Officers delivered by the Administrator to the Indenture Trustee and the Swap Counterparty on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

      "Basic Documents":  The Certificate of Trust, the Trust Agreement, the
      ---------------
Indenture, the Administration Agreement, the Note Depository Agreement, the Swap Agreement, the Swap Policy, the Market Agent Agreement and other documents and certificates delivered in connection therewith.

     "Beneficial Owner":  With respect to any Note, the Person who is the
      ----------------
beneficial owner of such Note, as reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository
(directly as a Depository Participant or indirectly through a Depository Participant, in accordance with the rules of such Depository).

     "Book-Entry Notes":  A beneficial interest in the Notes, ownership and
      ----------------
transfers of which shall be made through book entries by the Depository as described in Section 4.06.

     "Book-Entry Regulations":  With respect to any Government Security, the
      ----------------------
applicable regulations of the appropriate governmental authority, governing the creation of interests in such Government Security, including for U.S. Treasury bills, bonds and notes, 31 C.F.R. Part 357, and, with respect to other Government Securities, substantially similar regulations thereto. Terms defined in the Book-Entry Regulations and used herein have the meanings provided therein. Terms used in "Revised Article 8" of the Uniform Commercial Code as defined and incorporated by reference therein have the meaning provided in such Revised Article 8; provided that such terms used
                                           --------
herein although not capitalized therein are capitalized herein for conformity with the analogous defined terms of the Book-Entry Regulations.

     "Business Day":  Any day other than a Saturday or a Sunday, or another
      ------------
day on which banking institutions in the City of New York, New York or the city in which the Corporate Trust Office of the Owner Trustee or the Indenture Trustee is located are authorized or obligated by law, regulations or executive order to be closed.

     "Business Trust Statute":  Chapter 38 of Title 12 of the Delaware Code,
      ----------------------
12 Del. Code Section 3801 et seq., as the same may be amended from time
                          -- ----
to time.

     "CABS":  The $100,145,000 First USA Credit Card Master Trust, Class A
      ----
Floating Rate Asset Backed Certificates, Series 1997-5, the $50,000,000 First
USA  Credit   Card  Master  Trust,   Class  A  Floating  Rate   Asset  Backed
Certificates, Series 1997-2, the $13,000,000 First USA Credit Card Master Trust, Class A Floating Rate Asset Backed Certificates, Series 1997-1, the $94,590,000 First USA Credit Card Master Trust, Class A Floating Rate Asset Backed Certificates, Series 1996-4, and certain other floating rate asset backed credit card securities that may be added to the Trust Estate in the event of a CABS Early Amortization Event as provided in Section 3.01(c).

     "CABS Amortization Schedule":  For any Payment Date, the following order
      --------------------------
of priority: the CABS and Eligible Investments with the earliest maturity shall be sold first and the remaining CABS and Eligible Investments will be sold in order of their maturity; provided that if a CABS Early Amortization
                                 --------
Event occurs and is continuing with respect to any CABS, the CABS Amortization Schedule shall not be applicable with respect to such CABS, and such CABS may be sold at any time as provided in this Indenture and the Basic Documents; provided further that if an Event of Default occurs and principal
           -------- -------
and interest in respect of the Notes is accelerated as provided in this Indenture or if there is a Mandatory Prepayment, no CABS Amortization Schedule shall be applicable and all CABS and Eligible Investments may be sold at any time as provided in this Indenture and the Basic Documents.

     "CABS Distribution Date Statement":  The statement provided by the
      --------------------------------
paying agent for the CABS on each distribution date for the CABS pursuant to the related Underlying Agreement reporting certain information with respect to such CABS, which report may be obtained by the Indenture Trustee, as holder of the CABS, upon request.

     "CABS Early Amortization Event":  Shall occur if, at any time with
      -----------------------------
respect to any CABS, a Rapid Amortization Period (as defined in the applicable Underlying Agreement) (or, if such term is not defined in the applicable Underlying Agreement, any other similar period of rapid or early payment of principal) commences with respect to such CABS.

     "Calculation Agent":  Initially, Lehman Brothers Special Financing Inc.,
      -----------------
and  thereafter,  any   successor  appointed  under  the   Calculation  Agent
Agreement.

     "Calculation Agent Agreement":  The Calculation Agent Agreement dated
      ---------------------------
as of September 1, 1997 among the Trust, the Indenture Trustee, the Swap Guarantor and the Calculation Agent, as amended, supplemented or otherwise modified from time to time pursuant to the terms thereof.

     "Cash":  Such coin or currency of the United States of America as at the
      ----
time shall be legal tender for payment of all public and private debts.

     "Certificate":  Any one of the Floating Rate Asset Backed Certificates,
      -----------
Class A2, each evidencing fractional undivided beneficial interests in amounts to be distributed pursuant to the Trust Agreement and executed by the Owner Trustee in substantially the form set forth in Exhibit A to the Trust Agreement.

     "Certificate Amortization Amount":  With respect to each Payment Date,
      -------------------------------
an amount equal to the Face Amount of the Certificates immediately prior to such Payment Date multiplied by 71.60% of the Monthly Amortization Rate that corresponds to the PSA Index Rate for such month as shown in the Prepayment Calculation Table attached to this Indenture at Exhibit B and rounded up to the nearest $1000.

     "Certificate of Trust":  The Certificate of Trust filed for the Trust
      --------------------
pursuant to Section 3810 (a) of the Business Trust Statute.

     "Certificate Register":  The meaning provided in Section 3.09 of the
      --------------------
Trust Agreement.

      "Certificated Security":  The meaning specified in Section 8-102(1)(a)
       ---------------------
of the UCC.

     "Certificateholder" or "Holder":  The Person in whose name a Certificate
      -----------------------------
is registered in the Certificate Register.

     "Clearing Corporation":  The meaning specified in Section 8-102(3) of
      --------------------
the UCC.

     "Clearing Corporation Custodian":  The meaning specified in Section 8
      ------------------------------
102(4) of the UCC to the extent such custodian acts for or on behalf of a Clearing Corporation pursuant to Section 8-320 of the UCC.

     "Clearing Corporation Security":  Any CABS or Eligible Investment that
      -----------------------------
is either (a) an Uncertificated Security that is (i) issued by an issuer organized under the laws of the State of New York and (ii) registered in the name of a Clearing Corporation or its Clearing Corporation Custodian or a nominee of either subject to the exclusive control of the Clearing Corporation or (b) a Certificated Security that is (i) held in the State of New York in the custody of a Clearing Corporation or its Clearing Corporation Custodian or a nominee of either subject to the exclusive control of the Clearing Corporation, (ii) in bearer form or endorsed in blank by an appropriate Person or registered in the name of the Clearing Corporation or its Clearing Corporation Custodian or the nominee of either subject to the exclusive control of such Clearing Corporation; and (c) in each case, shown on the account of a participant of or member in such Clearing Corporation on the books of the Clearing Corporation.

     "Closing Date":  September 25, 1997.
      ------------

     "Code":  The Internal Revenue Code of 1986, as amended, and the rules
      ----
and regulations promulgated thereunder.

     "Collateral":  The meaning specified in the Granting Clause of this
      ----------
Indenture.

     "Collection Account":  The trust account created and maintained with the
      ------------------
Indenture Trustee pursuant to Section 3.01 and referred to as the Collection Account. Funds deposited in the Collection Account shall be held in trust for the Noteholders and the Swap Counterparty, and on a subordinated basis, for the Certificateholders, for the uses and purposes set forth in Article III of this Indenture.

     "Corporate Trust Office":  Either (i) the principal corporate trust
      ----------------------
office of the Owner Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of the Trust Agreement is located at 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration or
(ii) the principal corporate trust office of the Indenture Trustee and Note Registrar at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this instrument is located at 101 Barclay Street, Floor 12E, New York, New York 10286,
Attention: Corporate Trust-Trustee Department Administration.

     "Credit Loss":  The meaning provided in Section 3.05(b)(v).
      -----------
     "Custodial Account":  A custodial account at the Custodian, established
      -----------------
in the name of the Issuer and the Indenture Trustee.

     "Custodian":  The Bank of New York, a New York banking corporation.
      ---------

     "Default":  Any event or circumstance which, with the giving of notice,
      -------
the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

     "Definitive Notes":  The meaning provided in Section 4.06.
      ----------------

     "Denomination":  For each Note or Certificate, as applicable, the amount
      ------------
designated as such on the face thereof, the aggregate of the Denominations of all Notes and Certificates on the Closing Date being equal to the aggregate of the principal balance of the CABS.

     "Depositor":  Lehman ABS Corporation, a Delaware corporation, or its
      ---------
successor in interest.

     "Depository":  The Depository Trust Company or a successor appointed by
      ----------
the Indenture Trustee with the approval of the Issuer. Any successor to the Depository shall be an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended, and the regulations of the Securities and Exchange Commission thereunder.

     "Depository Participant":  A Person for whom the Depository maintains
      ----------------------
one or more securities accounts on its books and records.

     "Eligible Investments":  Any one of the following: (a) negotiable
      --------------------
instruments or securities represented by instruments in registered form which evidence (1) obligations fully guaranteed as to timely payment by the United States of America; (2) certificates of deposits of, or bankers' acceptances (having original maturities of no more than 180 days) issued by, any depositary institution or trust company, subject to supervision or examination by Federal or state banking or depositary institution authorities; provided, however, that, at the time of the Trust's investment
            --------  -------
or contractual commitment to invest therein, (x) such depositary institution or trust company shall have a credit rating with respect to commercial paper in the highest available rating category of each Rating Agency applicable to commercial paper and a credit rating with respect to long-term unsecured debt obligations in the highest available rating category of each Rating Agency applicable to long-term unsecured debt obligations, or (y) such deposits are fully insured by the FDIC; (3) commercial paper (having original maturities of not more than 180 days) having, at the time of the Trust's investment or contractual commitment to invest therein, a credit rating in the highest available rating category of each Rating Agency applicable to money market funds; and (4) investments in money market funds having a rating in the highest available rating category of each Rating Agency applicable to money market funds, (b) demand deposits or time deposits in the name of the Trust or the Administrator in any depository institution or trust company referred to in (a)(2) above, and (c) floating rate securities rated AAA or A-1+ by Standard & Poor's and Aaa or P1 by Moody's.

     "Event of Default":  Any one of the following events (whatever the
      ----------------
reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a) default in the payment of any interest on any Note when the same becomes due and payable, and such default shall continue for a period of five Business Days; or

          (b) default in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable; or

          (c) default in the observance or performance of any covenant or agreement of the Issuer made in the Indenture, or any representation or warranty of the Issuer made in the Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee, the Swap Counterparty or the Swap Guarantor or to the Issuer, the Swap Counterparty, the Swap Guarantor and the Indenture Trustee by the Holders of at least 25% of the Principal Amount of the Notes, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of default hereunder; or

          (d) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

          (e) the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the assets of the Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Issuer in furtherance of any of the foregoing; or

          (f) the occurrence and continuation of a Replacement Event which does not result in the entry into a Replacement Swap in accordance with the terms of the Swap Agreement; or

          (g) the declaration of an Early Termination Date under and as defined in the Swap Agreement as a result of a Termination Event with respect to the Issuer under and as specified under Subsection 5(b)(i) (Illegality) under the Swap Agreement.

     "Exchange Act":  The Securities Exchange Act of 1934, as amended, and
      ------------
the rules and regulations promulgated thereunder.

      "Extraordinary Expenses": All costs, charges and expenses incurred by
       ----------------------
the Issuer in connection with the issue of the Notes or Certificates or otherwise relating to the Notes or Certificates that do not constitute Ordinary Expenses, including (i) any expenses incurred by the Issuer resulting from legal actions against the Issuer, the Indenture Trustee, the Administrator or the Owner Trustee (ii) any expenses resulting from legal actions by or on behalf of the Issuer in connection with the enforcement of this Indenture or any other the Basic Document.

     "Face Amount":  On any day, the aggregate unpaid face amount of all
      -----------
Certificates outstanding on such day, which amount shall be reduced by any Credit Loss as described in Section 3.05 herein; provided that it is
                                                 --------
understood and acknowledged that when used in this Indenture with respect to the Certificates, "face amount" means "outstanding principal amount."

     "FHLMC" The Federal Home Loan Mortgage Corporation.
      -----

     "FRBNY":  The Federal Reserve Bank of New York.
      -----

     "Global Note":  The meaning provided in Section 4.01.
      -----------

     "Government Security":  A security (other than a security issued by the
      -------------------
Government National Mortgage Association) issued or guaranteed by the United States of America or an agency or instrumentality thereof representing a full faith and credit obligation of the United States of America and, with respect to each of the foregoing, that is maintained in book-entry form on the records of FRBNY pursuant to the applicable Book-Entry Regulations.

     "Grant":  Means mortgage, pledge, bargain, sell, warrant, alienate,
      -----
remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to this Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the CABS or the Eligible Investments and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

     "Indenture":  This Indenture dated as of September 1, 1997 among the
      ---------
Trust, The Bank of New York, as Indenture Trustee, and the Swap Counterparty, as it may be amended, supplemented or otherwise modified from time to time pursuant to the terms hereof.

     "Indenture Trustee":  The meaning provided in the preamble.
      -----------------

     "Independent":  When used with respect to any specified Person, means
      -----------
that the Person (i) is in fact independent of the Issuer and any Affiliate of the Issuer, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer or any Affiliate of any of the foregoing Persons and (iii) is not connected with the Issuer or any Affiliate of the Issuer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

     "Instrument":  The meaning ascribed thereto in Section 9-104(i) of the
      ----------
UCC.

     "Interest Accrual Period":  The meaning specified in Section 3.05(a).
      -----------------------

     "Issuer":  The meaning provided in the preamble.
      ------

     "Issuer Order" and "Issuer Request":  means a written order or request
      ------------       --------------
signed in the  name of the Issuer  by any one of its  Authorized Officers and

delivered to the Indenture Trustee.

     "Mandatory Prepayment":  The meaning provided in Section 3.05(b).
      --------------------

     "Market Agent": Lehman Brothers Inc. or its successor in interest, or
      ------------
such other party as may be appointed pursuant to the Market Agent Agreement.

     "Market Agent Agreement": The Market Agent Agreement dated as of
      ----------------------
September 1, 1997 among Lehman Brothers Inc., as market agent, the Trust, the

Indenture  Trustee  and the  Swap  Guarantor,  as  amended,  supplemented  or otherwise modified from time to time pursuant to the terms thereof.

     "Money":  The meaning specified in Section 1-201(24) of the UCC.
      -----

     "Monthly Amortization Rate":  With respect to any Payment Date, the
      --------------------------
percentage corresponding to the applicable PSA Index Rate for such Payment Date, as shown in the Prepayment Calculation Table attached hereto as Exhibit B.

     "Moody's":  Moody's Investors Service, Inc. or any successor thereto.
      -------

     "Note":  Any one of the 6.682% Fixed Rate Asset Backed Notes, Class A1,
      ----
each secured by the specified assets of the Trust pursuant to this Indenture and executed by the Indenture Trustee in substantially the form set forth in Exhibit A to this Indenture.

     "Note Accrual Rate":  A rate per annum equal to 6.682%, calculated on
      -----------------
the basis of a 360-day year consisting of twelve 30-day months.

     "Note Amortization Amount":  With respect to each Payment Date, an
      ------------------------
amount equal to the Principal Amount of the Notes immediately prior to such Payment Date multiplied by the Monthly Amortization Rate that corresponds to the PSA Index Rate for such month as shown in the Prepayment Calculation Table attached hereto as Exhibit B and rounded up to the nearest $1,000.

     "Note Depository Agreement":  The Letters of Representations dated
      -------------------------
September 25, 1997 (as amended and supplemented from time to time pursuant to the terms thereof) one, with respect to the Notes, among the Issuer, the Indenture Trustee, and the Depository, and another, with respect to the Certificates, among the Issuer, the Administrator, and the Depository.

      "Note Owner":  The Beneficial Owner of a Note.
       ----------

      "Note Register":  The meaning provided in Section 4.02.
       -------------

      "Note Registrar":  The Indenture Trustee, in its capacity as Note
       --------------
Registrar.

     "Noteholder" or "Holder":  The Person in whose name a Note is registered
      ----------------------
in the Note Register, except that, solely for the purpose of giving any consent pursuant to this Indenture, any Note registered in the name of the Depositor or the Indenture Trustee or any affiliate of either shall be deemed not to be Outstanding.

     "Officer's Certificate":  A certificate signed by any Authorized Officer
      ---------------------
of the Issuer and delivered to the Indenture Trustee. Unless otherwise specified, any reference in this Indenture to an Officer's Certificate shall be to an Officer's Certificate of any Authorized Officer of the Issuer.

     "Opinion of Counsel":  A written opinion of counsel, who may be counsel
      ------------------
for the Issuer, the Depositor, the Owner Trustee or the Indenture Trustee.

     "Ordinary Expenses":  Shall mean (i) all costs, charges and expenses
      -----------------
incurred by the Issuer in connection with the issue of the Notes and the Certificates that were incurred or were reasonably quantifiable or could reasonably be anticipated on or before the Closing Date, (ii) all customary ongoing expenses of the Issuer and (iii) any fees, expenses or amounts properly incurred by the Indenture Trustee or the Note Registrar in connection with their actions pursuant to this Indenture, by the Owner Trustee or the Certificate registrar in connection with their actions pursuant to the Trust Agreement, by the Market Agent in connection with its actions pursuant to the Market Agent Agreement, and by the Administrator in connection with its actions pursuant to the Administration Agreement.

     "Outstanding":  With respect to the Notes, as of the date of
      -----------
determination, all Notes theretofore executed, authenticated and delivered under this Indenture except:

     (i) Notes theretofore cancelled by the Note Registrar or delivered to the Indenture Trustee for cancellation;

    (ii) Notes in exchange for or in lieu of which other Notes have been executed, authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a holder in due course; and

   (iii) solely for the purpose of giving any consent pursuant to this Indenture, any Note registered in the name of the Depositor, the Owner Trustee or any affiliate thereof.

     "Owner Trustee": Wilmington Trust Company in its capacity as owner
      -------------
trustee or its successor in interest, or any successor owner trustee appointed as provided in the Trust Agreement.

     "Pay Down Amount":  For any Payment Date, an amount equal to the sum of
      ----------------
the Note Amortization Amount plus the Certificate Amortization Amount.

      "Payment Amount":  As to any Payment Date with respect to the Notes,
       --------------
the amount due and payable pursuant to Section 3.05 of this Indenture.

     "Payment Date":  The 25th day of each month, or, if any such date is not
      ------------
a  Business Day,  the next  succeeding Business  Day, commencing  October 25,

1997.

     "Percentage Interest":  As to any Note, the percentage interest in the
      -------------------
applicable Payment Amount represented thereby, such percentage interest being equal to the percentage obtained by dividing the then outstanding principal amount of such Note by the Principal Amount of the Notes, or as to any Certificate, the percentage interest represented thereby, such percentage interest being equal to the percentage obtained by dividing the then outstanding face amount of such Certificate by the aggregate Face Amount of all Certificates.

     "Person":  Any individual, corporation, partnership, limited liability
      ------
company,   joint   venture,    association,   joint-stock   company,   trust,
unincorporated   organization  or  government  or  any  agency  or  political subdivision thereof.

     "Predecessor Note":  With respect to any particular Note, every previous
      ----------------
Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 4.03 in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

     "Prepayment Determination Date":  With respect to any Payment Date on
      -----------------------------
which a payment or prepayment of principal on the Notes is due, the fourth Business Day of the month in which such Payment Date occurs.

     "Principal Amount":  On any day, the aggregate unpaid principal amount
      ----------------
of all Notes Outstanding on such day, which amount shall be reduced by any Credit Loss as provided in Section 3.05.

     "Principal Balance":  As to any Payment Date and for each Note, the
      -----------------
aggregate Denomination of such Notes, reduced by any distributions of principal thereof.

     "Pro Rata Share":  With respect to any Note, the percentage obtained by
      --------------
dividing the then outstanding principal amount of such Note by the then Principal Amount of all of the Notes.

     "Program Agreement" The Program Agreement dated September 25, 1997
      -----------------
between the Lehman Brothers Special Financing Inc. and the Swap Guarantor, as

amended, modified or otherwise supplemented from time to time pursuant to the terms thereof.

     "Priority of Payments":  The meaning provided in Section 3.05(d).
      --------------------

     "Proceeding": Any suit in equity, action at law or other judicial or
      ----------
administrative proceeding.

      "PSA Index Rate":  With respect to any Payment Date (in the following
      --------------
order of priority):

          (i)  the rate that appears as of 3:00  p.m. (New York City time) on the  related Prepayment  Determination Date  on the Reference  Bloomberg Page

under the column heading "1 MO" opposite the row "PSA";

         (ii) if such rate does not appear on the Reference Bloomberg Page as of 3:00 p.m. (New York City time) on such Prepayment Determination Date, the Calculation Agent shall request FHMLC to provide a quotation of the monthly prepayment speed (calculated according to the PSA Standard Prepayment Model) for the Reference Collateral Pool for the applicable
month.   If FHMLC  provides such quotation,  the PSA Index Rate shall be the quotation provided by FHMLC;

        (iii) if the Calculation Agent determines that FHMLC has not provided such quotation by 5:00 p.m. on the second Business Day following such Prepayment Determination Date, the Calculation Agent shall request five major securities dealers selected by the Calculation Agent to provide a quotation of the monthly prepayment speed (calculated according to the PSA Standard Prepayment Model) for the Reference Collateral Pool for the applicable month. If at least two such quotations are so provided, then the PSA Index Rate shall be the arithmetic mean (rounded to the nearest whole integer) determined by the Calculation Agent of the quotations so obtained (and, if five such quotations are provided, eliminating the highest quotation (or, in the event of equality, one of the highest) and lowest quotation (or, in the event of equality, one of the lowest)); if only one quotation is so provided, the PSA Index Rate shall be the quotation so provided; and

         (iv) if no such quotation is provided as requested in clause (iii) above, then the PSA Index Rate shall be the PSA Index Rate determined with respect to the Payment Date preceding the applicable Payment Date (or, in the case of the first Payment Date, the monthly prepayment speed (calculated according to the PSA Standard Prepayment Model) for the Reference Collateral Pool obtained from the sources specified in clauses (i)-(iii) above, in that order, with respect to the most recent month for which such information is available.

     "PSA Standard Prepayment Model" or "PSA":  The methodology set forth
      ---------------------------------------
under "Mortgage Prepayment Models--The PSA Standard Prepayment Model" in the "Uniform Practices for the Clearance and Settlement of Mortgage-Backed Securities and Other Related Securities of the Public Securities Association."

     "Rating Agency":  Moody's and Standard & Poor's.  If no such
     -------------
rganization or successor is any longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Owner Trustee, notice of which designation shall be given to the Indenture Trustee, the Owner Trustee, the Swap Counterparty, the Swap Guarantor and the Depositor.

     "Record Date": The close of business on the day immediately preceding
      -----------
such Payment Date, or, if Definitive Notes are issued, the close of business 15 days prior to such Payment Date or, with respect to the first Payment Date, the Closing Date.

     "Reference Bloomberg Page":  The display designated as page "FMAC A017"
     ------------------------
nd titled "Reference Collateral 30-year 8.00, Issued in 1996" (or such other page selected by the Calculation Agent as may replace page FMAC A017 for the purpose of displaying the monthly prepayment speed (calculated based on the PSA Standard Prepayment Model) for the Reference Collateral Pool) on the Bloomberg Financial Markets Service (or such other service selected by the Calculation Agent as may replace such service).

     "Reference Collateral Pool":  The outstanding 30-year Federal Home Loan
      -------------------------
Mortgage Corporation 8.0% mortgage participation certificates issued in calendar year 1996.

     "Registered Holder":  The Person in whose name a Note is registered in
      -----------------
the Note Register on the applicable Record Date.

     "Responsible Officer":  With respect to the Owner Trustee, any officer
      -------------------
of the Owner Trustee identified on its certificate of incumbency which was furnished to the Indenture Trustee on the Closing Date, as such certificate shall be updated from time to time by the Owner Trustee. With respect to the Indenture Trustee and the Administrator, any officer within the corporate trust department of the Indenture Trustee or the Administrator, as the case may be, including any vice president, assistant vice president, secretary, assistant secretary, treasurer, assistant treasurer, trust officer or any other officer of the Indenture Trustee or the Administrator, as the case may be, who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such officer's knowledge or and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture and/or the Administration Agreement, as the case may be.

     "Replacement Event": The meaning provided in the Swap Agreement.
      -----------------

     "Replacement Swap":  The meaning provided in the Swap Agreement.
      ----------------

     "Revised Article 8":  The meaning provided in the Book-Entry
      -----------------
Regulations.

     "Sale Procedures":   On each Solicitation Date, and as soon as
     ---------------
racticable in the case of acceleration of amounts due in respect of the Notes pursuant to this Indenture, the Indenture Trustee shall direct the Market Agent, on behalf of the Issuer, to sell the CABS and/or Eligible Investments in accordance with the CABS Amortization Schedule in a face amount equal to the Pay Down Amount (or, in the case of a Mandatory Prepayment or Event of Default and acceleration of Notes hereunder, all CABS and Eligible Investments) to the highest bidder of not less than three solicited bidders for such CABS and/or Eligible Investments (which bidders may include the Depositor, the Swap Counterparty, the Swap Guarantor or their respective affiliates, provided that the Depositor, the Swap Counterparty, the Swap Guarantor and their respective affiliates, shall not be obligated to bid, and bidders need not be limited to recognized broker-dealers). In the sole judgement of the Market Agent, bids may be evaluated on the basis of bids for the CABS or Eligible Investments or a portion of the CABS or Eligible Investments being sold or on any other basis selected in good faith by the Market Agent.

     "Scheduled Final Payment Date":  The August 2004 Payment Date.
      ----------------------------

     "Securities":  The Notes and the Certificates.
      ----------

     "Securityholder":  Any Holder of the Notes and Certificates.
       --------------

     "Single Note":  A Note in the Denomination of $1,000.
      -----------

     "Standard & Poor's":  Standard & Poor's Ratings Services, a division of
      -----------------
The McGraw Hill Companies.

     "Solicitation Date":  Four Business Days prior to each Payment Date
      -----------------
beginning with the Payment Date in September 1999.

     "Swap Agreement":  The 1992 ISDA (Multicurrency - Cross Border) Master
     --------------
greement dated as of September 1, 1997, including any schedules attached thereto and confirmation letters executed in connection therewith, between the Swap Counterparty and the Trust.

     "Swap Counterparty":  Lehman Brothers Special Financing Inc. as swap
      -----------------
counterparty under the Swap Agreement and any successor or replacement swap counterparty pursuant to the terms thereof and hereof.

     "Swap Default":  An Event of Default under and as defined in the Swap
      ------------
Agreement.

     "Swap Early Termination":  A Termination Event under and as defined in
      ----------------------
the Swap Agreement.

     "Swap Guarantor":  AMBAC Assurance Corporation.
      --------------

     "Swap Policy":  The financial guaranty insurance policy  issued on
      -----------
September 25, 1997 by the Swap Guarantor (Policy No. SF0046BE).

     "Swap Termination Event":  A Termination Event under and as defined in
      -----------------------
the Swap Agreement.

     "Trust":  Mortgage Index Amortizing Trust 1997-1; the trust created by
      -----
the Trust Agreement and by the filing with the Secretary of State of the State of Delaware a Certificate of Trust of the Trust.

     "Trust Agreement":  The trust agreement entered into between the Owner
      ---------------
Trustee and the Depositor, dated as of September 1, 1997, as amended, supplemented or otherwise modified from time to time pursuant to the terms thereof.

     "Trust Estate":  The meaning specified in the Granting Clause.
      ------------

     "UCC":  The Uniform Commercial Code as in effect in the State of New
      ---
York as of the date hereof.

     "Uncertificated Security":  The meaning specified in Section 8-102(1)(b)
      -----------------------
of the UCC.

      "Underlying Agreement":  The Pooling and Servicing Agreement dated as
       --------------------
of September 1, 1992 as supplemented by the series supplements thereto relating to Series 1997-5, Series 1997-2, Series 1997-1 and Series 1996-4, between First USA Bank, as transferor and servicer, and The Bank of New York (Delaware), as trustee pursuant to which the CABS were originally issued.

     Section 1.02.  Other Definitional Provisions.  (a)  The words
                    -----------------------------
"certificated security", "clearing corporation", "custodian", "financial
 ---------------------    --------------------    ---------    ---------
intermediary", "general intangibles", "instrument", "proceeds", "purchase",
------------    -------------------    ----------    --------    --------
"security", "uncertificated security" and "transfer" each have the meaning
 --------    -----------------------       --------   ascribed thereto in the
UCC.

     (b)  The words "Entitlement Holder", "Entitlement Order", "Participant",
                     ------------------    -----------------    -----------
"Securities Intermediary", "Revised Article 8", "Securities Account" and
 -----------------------    -----------------    ------------------
"Security Entitlement" each have the meaning ascribed thereto in the Book
 --------------------
Entry Regulations.

     (c)  The terms "entitlement holder",  "entitlement order", "Investment
                     ------------------     -----------------    ----------
Property", "securities account", "securities intermediary" and "security
--------    ------------------    -----------------------       ---------
 entitlement" each have the meaning ascribed thereto in Revised Article 8.
 -----------

     Section 1.03.  Rules of Construction.  Unless the context otherwise
                    ---------------------
requires:

          (i)  a term has the meaning assigned to it;

         (ii)  an  accounting  term  not otherwise  defined  has  the meaning
     assigned   to  it  in  accordance  with  generally  accepted  accounting principles as in effect from time to time;

        (iii)  "or" is not exclusive;

         (iv)  "including" means including without limitation;

          (v)  references to Sections mean Sections of this Indenture;

         (vi) words in the singular include the plural and words in the plural include the singular; and

        (vii) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                  ARTICLE II

                          Original Issuance of Notes
                          --------------------------

     Section 2.01.  Form.  The Notes, together with the Indenture Trustee's
                    ----
 certificate of authentication,  shall be in substantially the  form set forth in Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the
Notes.   Any portion of the text of any  Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

    The Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the Authorized Officers executing such Notes, as evidenced by their execution of such Notes.

     The terms of the Notes set forth in Exhibit A are part of the terms of this Indenture.

     Section 2.02.  Execution, Authentication and Delivery.  The Notes shall
                    --------------------------------------
be executed on behalf of the Issuer by any of its Authorized Officers and delivered to the Indenture Trustee for authentication as provided in this Indenture. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

     Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

     The Indenture Trustee shall, upon Issuer Order, authenticate and deliver the Notes for original issue in an aggregate principal amount of $250,000,000. The aggregate principal amount of Notes outstanding at any time may not exceed such amounts.

     Each  Note shall  be dated the  date of  its authentication.   The Notes
shall be issuable as registered Notes in the minimum denomination of $10,000 and in integral multiples of $1,000 in excess thereof.

     No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

     Section 2.03.  Opinions of Counsel.  On the Closing Date, the Indenture
                   -------------------
rustee  shall  have  received:   (i)  an  Opinion of  Counsel,  in  form and
substance reasonably satisfactory to the Indenture Trustee and its counsel, with respect to securities law matters; (ii) an Opinion of Counsel, in form and substance reasonably satisfactory to the Indenture Trustee and its counsel, with respect to the tax status of the Notes; and (iii) an Opinion of Counsel to the Issuer, in form and substance reasonably satisfactory to the Indenture Trustee and its counsel, with respect to the due authorization, valid execution and delivery of this Indenture and with respect to its binding effect on the Issuer.


                                 ARTICLE III

                         Administration of the CABS;
                          Application of Trust Funds

     Section 3.01.  Collection of Payments on CABS; Collection Account.
                    --------------------------------------------------
(a) The Indenture Trustee shall establish and maintain with itself a segregated trust account (the "Collection Account") which shall be held in
                               ------------------
trust in the name of the Trust for the benefit of the Noteholders, the Certificateholders, the Swap Counterparty and the Swap Guarantor, into which the Indenture Trustee shall, subject to the terms of this paragraph, deposit, on the same day as it is received, each distribution received by the Indenture Trustee with respect to the CABS or any Eligible Investments and each payment received by the Indenture Trustee pursuant to the Swap Agreement and the Swap Policy. The Indenture Trustee shall make all payments of principal of, and interest on, the Notes, as provided in Section 3.05 herein, and all payments to the Swap Counterparty or the Swap Guarantor pursuant to the Swap Agreement, and all payments to the Administrator of principal of and interest on the Certificates as provided in Section 5.02 of the Trust Agreement, from moneys on deposit in the Collection Account in accordance with the Priority of Payments.

     If the Indenture Trustee shall not have received a distribution with respect to the CABS by the fifth Business Day after the date on which such distribution was due and payable pursuant to the terms of such CABS, the Indenture Trustee shall, subject to the penultimate sentence of this paragraph, take such action as may be directed by the Swap Counterparty or the Swap Guarantor in writing including taking such legal action as the Swap Counterparty or the Swap Guarantor shall deem appropriate under the circumstances, and prosecuting any claims in connection therewith. In the event that the Indenture Trustee reasonably believes that there may not be sufficient funds available to reimburse it for its projected legal fees and expenses in accordance with the Priority of Payments, the Indenture Trustee shall notify the Noteholders, the Swap Counterparty and the Swap Guarantor that it is not obligated to pursue any such available remedies unless indemnity satisfactory to the Indenture Trustee for its legal fees and expenses is provided or procured by Noteholders, the Swap Counterparty or the Swap Guarantor. In the event any such indemnity is provided to the Indenture Trustee, the Indenture Trustee shall take such action as shall be appropri-ate, or as the Swap Counterparty or the Swap Guarantor shall direct in writing, under the circumstances.

     (b) The amounts on deposit in the Collection Account shall be invested by the Market Agent, on behalf of the Indenture Trustee in Eligible
Investments. The Indenture Trustee shall instruct the Market Agent to purchase the highest yielding Eligible Investments available from a recognized broker-dealer. The Market Agent shall determine which are the highest yielding Eligible Investments on any reasonable basis selected in good faith.

     (c) If a CABS Early Amortization Event occurs with respect to any CABS, the Indenture Trustee shall invest all the proceeds derived from the amortization of such CABS in Eligible Investments or replacement CABS; provided that, in the case of such replacement CABS, (i) such replacement
--------
CABS  must  have final  maturities that  are the  same as,  or prior  to, the
Scheduled Final Payment Date, (ii) such replacement CABS must have outstanding principal amounts in the aggregate at least equal to that of the CABS being replaced and (iii) the Indenture Trustee shall have received prior written confirmation from each Rating Agency that the investment in such replacement CABS shall not cause a reduction, withdrawal or suspension of the ratings assigned to Notes or the Certificates.

     Section 3.02.  Maintenance of Office or Agency.  The Issuer shall
                   -------------------------------
maintain in the Borough of Manhattan, the City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

     Section 3.03.  Money for Payments To Be Held in Trust.  As provided in
                    --------------------------------------
Section 3.01, all payments of amounts due and payable with respect to any Notes and Certificates that are to be made from amounts withdrawn from the Collection Account pursuant to Section 3.01 shall be made on behalf of the Issuer by the Indenture Trustee, and no amounts so withdrawn from the Collec-tion Account for payments of Notes shall be paid over to the Issuer except as provided in this Section 3.03.

     The Issuer shall cause the Administrator (unless the Indenture Trustee is acting as Administrator, in which case the Indenture Trustee) to execute and deliver to the Indenture Trustee, the Swap Counterparty and the Swap Guarantor an instrument in which such Administrator shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Administrator, it hereby so agrees), subject to the provisions of this Section 3.03, that such Administrator shall:

          (i) hold all sums held by it for the payment of amounts due with respect to the Notes and the Certificates in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

         (ii) give the Indenture Trustee, the Swap Counterparty and the Swap Guarantor notice of any default by the Issuer of which it has actual knowledge in the making of any payment required to be made with respect to the Notes or the Certificates;

        (iii) at any time during the continuance of any such default, upon the request of the Indenture Trustee, the Swap Counterparty or the Swap Guarantor, forthwith pay to the Indenture Trustee all sums so held in trust by such Administrator;

         (iv)  immediately resign as  Administrator and forthwith pay  to the

     Indenture Trustee all sums held by it in trust for the payment of Notes and the Certificates if at any time it ceases to meet the standards required to be met by an Administrator at the time of its appointment; and

          (v) notify the Issuer with respect to any applicable withholding taxes imposed on the Notes and no earlier than 5 Business Days thereafter comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes or Certificates of any applicable withholding taxes (including backup withholding) imposed thereon and with respect to any applicable reporting requirements in connection therewith and, in the event the Administrator does not receive a copy of a properly completed (i) IRS Form W-8, (ii) IRS Form 1001, (iii) IRS Form 4224, or (iv) IRS Form W-9 with respect to any Noteholder or Certificateholder, shall treat payments to such Noteholder or Certificateholder, as the case may be, as being subject to withholding and backup withholding taxes and shall retain from amounts otherwise distributable to such Noteholder or Certificateholder, as the case may be, an amount sufficient for the payment of such withholding or backup withholding tax (as applicable).

     The Indenture Trustee may at any time, in connection with obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct the Administrator to pay to the Indenture Trustee all sums held in trust by such Administrator, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Administrator; and upon such payment by the Administrator to the Indenture Trustee, such Administrator shall be released from all further liability with respect to such money.

     Section 3.04.  Existence.  The Issuer shall keep in full effect its
                    ---------
existence, rights and franchises as a business trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, with the prior consent of the Swap Counterparty and the Swap Guarantor, organized under the laws of any other state or of the United States of America, in which case the Issuer shall keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the CABS, the Swap Agreement, the Swap Policy and each other instrument or agreement included in the Trust Estate.

     Section 3.05.  Application of Trust Funds.  (a)  The Notes shall accrue
                    --------------------------
interest at the Note Accrual Rate, calculated on the basis of a 360 day year consisting of twelve 30-day months. Such amounts shall be due and payable on each Payment Date. Interest shall accrue with respect to each Payment Date from and including the preceding Payment Date (or in the case of the first Payment Date, from and including the Closing Date) to but excluding such current Payment Date (each, a "Interest Accrual Period"). Interest on the
                               -----------------------
Notes shall be payable solely from amounts in the Collection Account, inc-luding mounts received pursuant to the Swap Agreement or the Swap Policy, and shall be subject to the Priority of Payments. Unless the entire unpaid principal amount of the Notes shall become due and payable upon the occ-urrence of an Event of Default in accordance with the provisions of
Section 3.05(c) hereof, prior to the September 1999 Payment Date, no principal shall be payable on the Notes until the September 1999 Payment Date. Beginning on the September 1999 Payment Date and on each Payment Date thereafter, principal payable on the Notes as described in Section 3.05(b) on any Payment Date shall be calculated by the Calculation Agent, and shall be paid to the Noteholders in accordance with the Percentage Interest represented by each such Note. Any Principal Amount of the Notes that remains outstanding on the Scheduled Final Payment Date shall be due in
full on the Scheduled Final Payment Date.   Any installment of interest  or
principal, if any, payable on any Note that is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to each Noteholder of record on the preceding Record Date, by wire transfer to an account specified in writing by such Noteholder reasonably satisfactory to the Indenture Trustee as of the preceding Record Date or by check to such Noteholder mailed to such Holder's address as it appears in the Note Register if no such instructions have been delivered to the Indenture Trustee.

     (b) (i) Principal due on the Notes shall be payable solely from amounts in the Collection Account, including amounts, if any, received pursuant to the Swap Agreement or the Swap Policy, and shall be subject to the Priority of Payments. Beginning on the September 1999 Payment Date and on each Payment Date thereafter, principal payable on the Notes on any Payment Date shall be equal to the Note Amortization Amount with respect to such Payment Date, as determined by the Calculation Agent.

    (ii) In addition, if the then Principal Amount of the Notes immediately after any Payment Date would be less than or equal to 10% of the aggregate original principal amount of the Notes, the Issuer shall, subject to the Priority of Payments, prepay 100% of the Principal Amount of the Notes (and 100% of the Face Amount of the Certificates (as provided in the Trust Agreement)) on such Payment Date (the "Mandatory Prepayment").
                                       --------------------

     (iii) The Issuer has no optional prepayment rights with respect to the Notes.

     (iv) In connection with each prepayment, repayment or other payment of principal in respect of the Notes as required by Section 3.05, the Indenture Trustee shall instruct the Market Agent to sell CABS and/or Eligible Investments in accordance with the Sale Procedures.

     (v) In the event that a CABS Early Amortization Event has occurred, if the Trust receives proceeds from any CABS in an amount that is less than the face amount of such CABS (a "Credit Loss"), pursuant to the Trust Agreement,
                             -----------
the Face Amount of the Certificates will be reduced by the amount of such Credit Loss until it is reduced to zero. In the event that such Credit Loss is greater than the Face Amount of the Certificates, the Principal Amount of the Notes will be reduced (in accordance with their respective Pro Rata Shares) by any remaining amount of such Credit Loss. Any such principal reduction will not be reinstated. It is understood and acknowledged that such reduction of the Principal Amount of the Notes shall be effective to reduce the outstanding principal amount of each Note, and that all references to Principal Amount, principal amount, outstanding principal amount and other references to the principal due in respect of a Note or the Notes shall take into effect to such reduction. Similarly, it is understood and acknowledged that the above-referenced reduction of the Face Amount of the Certificates shall be effective under the Trust Agreement to reduce the outstanding face amount of each Certificate, and that all references to Face Amount, face amount, principal amount, outstanding principal amount and other references to the principal due in respect of a Certificate or the Certificates shall take into effect to such reduction.

     (vi) The Calculation Agent shall calculate the PSA Index Rate and the Monthly Amortization Rate on the Prepayment Determination Date and shall promptly notify the Indenture Trustee, the Administrator as provided in the Trust Agreement, the Swap Counterparty and the Swap Guarantor of the results thereof. The determination of the PSA Index Rate, the Monthly Amortization Rate, the Note Amortization Amount and the Principal Amount of Notes each month as provided herein shall, absent manifest error, be final and binding.

     (vii) The Calculation Agent reserves the right to determine whether any modification in PSA methodology or in the timing or procedures affecting publication or dissemination of the PSA prepayment rate for the Reference Collateral Pool warrants an adjustment to the foregoing calculation procedures, whereupon such procedures shall be deemed to be amended as so determined by the Calculation Agent; provided that no change in such
                                     --------
procedures shall be effective without the written consent of the Swap Counterparty and the Swap Guarantor.

     (c) Upon the occurrence and continuance of any Event of Default (other than one specified in clause (d), (e) or (g) of the definition of Event of Default), the Indenture Trustee, upon the written request of the Holders of not less than a majority of the then Principal Amount of the Notes (or, in the case of an Event of Default described in clause (c) in the definition thereof, all Securityholders), shall, by notice in writing to all Securityholders, the Swap Counterparty and the Swap Guarantor, declare the principal of all Notes then Outstanding (if not then due and payable) to be due and payable immediately, and upon such declaration the same shall become and be immediately due and payable, anything contained in the Notes or in the Basic Documents to the contrary notwithstanding. Immediately upon such declaration, the Indenture Trustee shall direct the Market Agent to sell and liquidate the CABS and Eligible Investments in accordance with the Sale
Procedures and the Calculation Agent shall calculate the Distributable Amount. Such declaration shall also be effective under and as provided in the Trust Agreement to cause the entire Face Amount of the Certificates to become similarly due and payable, subject to the Priority of Payments.

     At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee, the Noteholders representing a majority of the then Principal Amount of the Notes, with the consent of the Swap Counterparty and the Swap Guarantor, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

          (i) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

               (A) all payments of principal of and interest on the Securities and all other amounts that would then be due hereunder and otherwise upon the Securities if the Event of Default giving rise to such acceleration had not occurred;

               (B) all amounts due to the Swap Counterparty under the Swap Agreement or the Swap Guarantor; and

         (ii) all Events of Default, other than the nonpayment of the principal of the Securities that has become due solely by such acceleration, have been cured or waived as provided in Section 5.11.

     Such rescission shall also be effective under and as provided in the Trust Agreement to rescind and annul the declaration of an Event of Default and acceleration of the Face Amount of the Certificates as provided therein.

     No such rescission shall affect any subsequent default or impair any right consequent thereto.

     The entire unpaid principal amount of the Notes shall become immediately due and payable automatically upon the occurrence of an Event of Default specified in clause (d), (e) or (g) of the definition thereof. Immediately after the occurrence of an Event of Default described in clause (d), (e) or
(g) of the definition of Event of Default, the Indenture Trustee shall direct the Market Agent to sell and liquidate the CABS and Eligible Investments in accordance with the Sale Procedures and the Calculation Agent shall calculate the Distributable Amount.

     Any amounts in respect of the Notes not paid when due under this Indenture (including any overdue interest) shall accrue interest, to the extent permitted by applicable law, at the Note Accrual Rate until paid as provided in this Indenture.

     (d) The Indenture Trustee shall apply all monies received by it under this Trust Indenture, including proceeds of the CABS, proceeds of Eligible Investments, payments made by the Swap Counterparty to the Issuer under the Swap Agreement, payments made by the Swap Guarantor pursuant to the Swap Policy, amounts realized by the Indenture Trustee upon the sale or other liquidation of CABS or Eligible Investments and proceeds of any other property included in the Trust Estate in accordance with the following priorities (the "Priority of Payments"):
                 --------------------

          FIRST: the following distributions shall be made pari passu and ratably in accordance with the following amounts: (i) to the Swap Counterparty or the Swap Guarantor for amounts due under the Swap Agreement and (ii) to Noteholders for amounts due and unpaid on the Notes for interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest from amounts available in the Trust Estate for the Noteholders;

          SECOND: to Noteholders in payment of amounts due and unpaid on the Notes for principal, by reason of mandatory prepayment or otherwise, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal from amounts available in the Trust Estate for the Noteholders;

          THIRD: to the Administrator or the Owner Trustee to be distributed to the Holders of the Certificates as a distribution of interest then payable on the Certificates, ratably, without preference or priority of any kind, according to the amounts due and payable on the Certificates from amounts available in the Trust Estate for the Certificateholders;

          FOURTH: to the Administrator or the Owner Trustee to be distributed to the Holders of the Certificates as a distribution of principal then payable on the Certificates by reason of mandatory prepayment or otherwise, ratably, without preference or priority of any kind, according to the amounts due and payable on the Certificates for principal from amounts available in the Trust Estate for the Certificateholders.

          FIFTH: to the Administrator, the Swap Counterparty or the Swap Guarantor to be used to satisfy obligations of the Swap Counterparty to the Swap Guarantor arising from or related to the Program Agreement.

          SIXTH:    to the  Swap Counterparty, if  there shall be  any excess
          remaining.

     (e) All principal payments on the Notes shall be made to the Noteholders entitled thereto in accordance with the Percentage Interests represented by such Notes. The Indenture Trustee shall send a notice to each Person in whose name a Note is registered at the close of business on the Record Date preceding the Scheduled Final Payment Date or other earlier date of prepayment of the entire Principal Amount of the Notes. Such notice shall be mailed no later than five Business Days prior to such Scheduled Final Payment Date or such other earlier date and shall specify that payment of the principal amount and any interest due with respect to such Note at the Scheduled Final Payment Date or such other earlier date shall be payable only upon presentation and surrender of such Note to the Indenture Trustee and shall specify the place where such Note may be presented and surrendered for such final payment.

     Section 3.06.  Protection of Trust Estate.
                    --------------------------
     (a) The Issuer shall from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be necessary or advisable or desirable to secure the rights and remedies of the Noteholders, the Swap Counterparty and the Swap Guarantor hereunder and to:

         (i) maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or to carry out more effectively the purposes hereof;

        (ii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture (including any and all actions necessary or desirable as a result of changes in law or regulations);

         (iii) enforce any of the CABS or Eligible Investments or other instruments or property included in the Collateral;

         (iv) preserve and defend title to the Collateral and the rights therein of the Indenture Trustee, the Noteholders, the Swap Counterparty and the Swap Guarantor against the claims of all persons and parties; or

         (v) pay or cause to be paid any and all taxes levied or assessed upon all or any part of the Collateral.

     The Issuer hereby designates the Indenture Trustee, its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required pursuant to this Section 3.06 which is delivered to the Indenture Trustee for execution.

     (b) The Indenture Trustee shall not (i) remove any portion of the Collateral that consists of Cash or is evidenced by an instrument, certificate or other writing from the jurisdiction of the State of New York or (ii) cause or permit ownership or the pledge of any portion of the Collateral that consists of Government Securities to be recorded in a securities account on the books of a Person located in a jurisdiction other than the State of New York, unless the Indenture Trustee shall have first received an opinion of counsel to the effect that the lien and security interest created by this Indenture with respect to such property shall continue to be maintained after giving effect to such action or actions.

     Section 3.07.  Performance of Obligations.  (a)  The Issuer and the
                    --------------------------
Indenture Trustee shall not take any action and shall use their best efforts to not permit any action to be taken by others that would release any Person from any of such Person's material covenants or obligations under any instrument or agreement included in the Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Indenture or such other instrument or agreement.

     (b) The Issuer has contracted with the Administrator to assist the Issuer in performing its duties under this Indenture. The Administrator, on behalf of the Issuer, may contract with other Persons to assist it or the Issuer in performing its duties under this Indenture, and any performance of such duties by a Person identified in writing to the Indenture Trustee, the Swap Counterparty and the Swap Guarantor in an Officer's Certificate of the Issuer shall be deemed to be action taken by the Issuer.

     (c) The Issuer shall punctually perform and observe all of its obligations and agreements contained in this Indenture, the applicable Basic Documents and in the instruments and agreements included in the Trust Estate. Except as otherwise expressly provided therein, the Issuer shall not waive, amend, modify, supplement or terminate any Basic Document or any provision thereof without the consent of the Holders of at least a majority of the then Principal Amount of the Notes, the Swap Counterparty and the Swap Guarantor and receiving notification from a Rating Agency that such waiver, amendment, modification, supplement or termination shall not cause the rating of the Notes or the Certificates to be reduced, suspended or withdrawn.

     Section 3.08.  Negative Covenants.  So long as any Securities are
                    ------------------
outstanding or any amounts are owed to the Swap Counterparty or the Swap Guarantor, the Issuer shall not:

          (i)  except  as  expressly  permitted  by  this  Indenture,   sell,
     transfer, exchange or otherwise dispose of the Trust Estate or any interest therein, unless directed to do so by the Indenture Trustee;

         (ii) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes or in respect of amounts payable under the Swap Agreement or the Swap Policy (other than amounts properly withheld from such payments under the Code or under applicable state law) or assert any claim against any present or former Noteholder, the Swap Counterparty or the Swap Guarantor by reason of the payment of the taxes levied or assessed upon any part of the Issuer or the Trust Estate;

        (iii) (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof or (C) permit the lien of this Indenture not to constitute a valid first priority security interest in the Trust Estate except as permitted herein or in the Trust Agreement;

         (iv) except as contemplated herein, dissolve or liquidate in whole or in part; or

          (v)  incur,  assume  or  guarantee  any  indebtedness   other  than
     indebtedness incurred pursuant hereto.

     Section 3.09.  Transfer of Assets.  The Issuer shall not convey or
                    ------------------
transfer any of its properties or assets, including those included in the Trust Estate, to any Person, unless:

          (a) the Person that acquires by conveyance or transfer all properties and assets of the Issuer, and the conveyance or transfer of which is to a Person that (i) is a United States citizen or a Person organized and existing under the laws of the United States of America or any state, (ii) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, the Swap Counterparty and the Swap Guarantor in form satisfactory to the Indenture Trustee, the Swap Counterparty and the Swap Guarantor, the due and punctual payment of the principal of and interest on all Notes and Certificates and the performance or observance of every agreement and covenant of this Indenture, the Swap Agreement and the Swap Policy on the part of the Issuer to be performed or observed, all as provided herein,
     (iii) expressly agrees by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Holders of the Notes and the Certificateholders, the Swap Counterparty and the Swap Guarantor, as their interests appear herein and (iv) unless otherwise provided in such supplemental indenture, expressly agrees to indemnify, defend and hold harmless the Issuer, the Swap Counterparty and the Swap Guarantor against and from any loss, liability or expense arising under or related to this Indenture, the Swap Agreement, the Swap Policy, the Notes and the Certificates;

         (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

          (c) the Rating Agencies shall have notified the Issuer that such transaction shall not cause the rating of the Notes or the Certificates to be reduced, suspended or withdrawn;

         (d) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee, the Swap Counterparty and the Swap Guarantor) to the effect that such transaction will not have any material adverse tax consequence to the Issuer, any Noteholder, any Certificateholder, the Swap Counterparty or the Swap

     Guarantor;

          (e) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

         (f) the Issuer shall have delivered to the Indenture Trustee, the Swap Counterparty and the Swap Guarantor an Opinion of Counsel stating that such conveyance or transfer and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with.

     Section 3.10.  Transferee.  Upon a conveyance or transfer of all the
                    ----------
assets and properties of the Issuer pursuant to Section 3.09, Mortgage Index Amortizing Trust 1997-1 shall be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery of written notice to the Mortgage Index Amortizing Trust 1997-1 that it is to be so released.

    Section 3.11.  No Other Business.  The Issuer shall not engage in any
                  -----------------
siness other than financing, purchasing, owning and selling the CABS and Eligible Investments in the manner contemplated by this Indenture and the other Basic Documents; issuing the Notes and Certificates; entering into and performing under the Swap Agreement and the Swap Policy; and all activities incidental thereto.

    Section 3.12.  No Borrowing.  The Issuer shall not issue, incur, assume,
                   ------------
guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Securities.

     Section 3.13.  Guarantees, Loans, Advances and Other Liabilities.
                    -------------------------------------------------
Except as contemplated by this Indenture, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

    Section 3.14.  Capital Expenditures.  The Issuer shall not make any
                    --------------------
expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

     Section 3.15.  Removal of Administrator.  So long as any Notes are
                    ------------------------
Outstanding, the Issuer shall not remove the Administrator without cause unless consented to in writing by the Swap Counterparty and the Swap Guarantor and so long as such removal shall not cause the rating of the Notes or the Certificates to be reduced, suspended or withdrawn.

     Section 3.16.  Restricted Payments.  The Issuer shall not, directly or
                   -------------------
ndirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or
(iii) set aside or otherwise segregate any amounts for any such purpose; provided and that the Certificateholders as contemplated by, and to the
--------
extent funds are available for, such purpose under this Indenture and the Trust Agreement. The Issuer shall not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with this Indenture and the other Basic Documents.

     Section 3.17.  Notice of Events of Default.  The Indenture Trustee shall
                    ---------------------------
give the Issuer, the Swap Counterparty, the Swap Guarantor and the Rating Agencies prompt written notice of each Event of Default hereunder of which it has actual knowledge. The Issuer shall give the Indenture Trustee, the Swap Counterparty, the Swap Guarantor and the Rating Agencies prompt written notice of each Event of Default hereunder of which it has knowledge.

     Section 3.18.  Further Instruments and Acts.  Upon request of the
                   ----------------------------
Indenture Trustee, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

     Section 3.19.  Statements to Noteholders.  (a)  The Indenture Trustee
                   -------------------------
shall prepare and, at the Swap Counterparty's, the Swap Guarantor's, any Noteholder's or any Rating Agency's written request, forward by mail a monthly statement to the Swap Counterparty, the Swap Guarantor, such Note-holder or the Rating Agencies, as applicable, stating with respect to the
Notes:

         (i) the amount of principal, if any, distributable on the most recent Payment Date to the Holder of a Single Note;

        (ii) the amount of interest distributable on the most recent Payment Date to the Holder of a Single Note;

       (iii) the then Principal Amount of the Notes after giving effect to any distribution of principal (and the amount of any Credit Losses applied to the Principal Amount of the Notes as provided in Section 3.05);

         (iv) the aggregate principal balance of the CABS as of such Payment Date after giving effect to any sale of CABS, and after giving effect to the distribution of principal made thereon (if any), on or prior to or on such Payment Date; and

         (v) the aggregate principal balance of any Eligible Investments as of such Payment Date after giving effect to any sale of Eligible Investments, and after giving effect to the distribution of principal made thereon (if any), on or prior to such Payment Date.

     (b)  The   Indenture  Trustee  shall   forward  by   mail  to   (i)  the
Administrator and (ii) the Swap Counterparty, the Swap Guarantor and each Noteholder with each statement described in this Section 3.19 a copy of the most current CABS Distribution Date Statement delivered to the Indenture Trustee.

     (c) Within a reasonable time after the end of each calendar year, the Indenture Trustee shall furnish, pursuant to the Code, such statements as shall be required thereby and shall file or cause to be filed such tax returns and reports with respect to such statements as are required to be filed in respect of the Trust.

     Section 3.20.  Notices to Indenture Trustee.  Upon receipt of any notice
                    ----------------------------
with respect to the CABS, the Indenture Trustee shall promptly transmit such notice to the Administrator, the Swap Counterparty and the Swap Guarantor.

     Section 3.21.  Custodianship, Transfer of CABS and Eligible
                     --------------------------------------------
Investments.   (a)  The Indenture Trustee shall hold all Certificated
-----------
Securities (that are not Clearing Corporation Securities) and Instruments in physical form at the office of a custodian appointed by it in the Borough of Manhattan, City of New York. Initially, such Custodian shall be The Bank of New York with its address at 101 Barclay Street, New York, New York 10286. Any successor custodian shall be a State or national bank or trust company which is not an Affiliate of the Issuer and has capital surplus of at least $10,000,000.

     (b) On the Closing Date, the Issuer shall cause the transfer of the CABS to the Custodian to be held in the Custodial Account for the benefit of the Indenture Trustee in accordance with the terms of this Indenture. Each time that the Swap Counterparty shall direct the acquisition of any Eligible Investment, the Administrator shall, if such Eligible Investment has not already been transferred to the Custodial Account, cause the transfer of such Eligible Investment to the Custodian to be held in the Custodial Account for the benefit of the Indenture Trustee in accordance with the terms of this Indenture. The security interest of the Indenture Trustee in the funds or other property utilized in connection with such acquisition shall, immediately and without further action on the part of the Indenture Trustee, be released. The security interest of the Indenture Trustee shall nevertheless come into existence and continue in the Eligible Investment so acquired, including all rights of the Issuer in and to any contracts related to and proceeds of such Eligible Investment. CABS and Eligible Investments acquired in accordance with this Indenture by or on behalf of the Issuer shall be transferred to the Custodian for the benefit of the Indenture

Trustee as follows:

            (i) in the case of each Certificated Security (other than a Clearing Corporation Security) or Instrument, by (A) causing the delivery of such Certificated Security or Instrument to the Custodian registered in the name of the Custodian or its affiliated nominee or endorsed to the Custodian or in blank, (B) causing the Custodian to continuously identify on its books and records that such Certificated Security or Instrument is being held by it for the account of the Indenture Trustee, (C) causing the Custodian to send a confirmation to the Indenture Trustee that the Custodian is holding such Certificated Security and, in the case of an Instrument, acknowledge that it is holding such Instrument, for the account of the Indenture Trustee, and
     (D) causing the Custodian to maintain continuous possession of such Certificated Security or Instrument in the State of New York;

          (ii) in the case of each Uncertificated Security, by (A) causing such Uncertificated Security to be continuously registered on the books of the issuer thereof to the Custodian or its affiliated nominee, (B) causing the Custodian to continuously identify on its books and records that such Uncertificated Security is being held by it for the account of the Indenture Trustee, and (C) causing the Custodian to send a confirmation to the Indenture Trustee that the Custodian is holding such Uncertificated Security for the account of the Indenture Trustee;

          (iii) in the case of each Clearing Corporation Security, by causing (A) the relevant Clearing Corporation to make appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of The Bank of New York at such Clearing Corporation by the amount of such Clearing Corporation Security, (B) The Bank of New York to continuously identify on its books and records that such Clearing Corporation Security is being held by it for the account of the Custodian and send a confirmation to the Custodian that The Bank of New York is holding such Clearing Corporation Security for the account of the Custodian, (C) the Custodian to continuously identify on its books and records that such Clearing Corporation Security is being held by it for the account of the Indenture Trustee, (D) the Custodian to send a confirmation to the
     Indenture   Trustee  that  the   Custodian  is  holding   such Clearing
     Corporation Security for the account of the Indenture Trustee and (E) such Clearing Corporation Security to be (1) for an Uncertificated Security or a Certificated Security in registered form, continuously registered to the Clearing Corporation or its Clearing Corporation Custodian or the nominee of either subject to the exclusive control of such Clearing Corporation or, in the case of an Uncertificated Security, in bearer form or endorsed in blank by an appropriate person and, in the case of a Certificated Security, continuously maintained in the State of New York in the possession of such Clearing Corporation or its Clearing Corporation Custodian or the nominee of either subject to the exclusive control of such Clearing Corporation and (2) in any case, continuously identified on the books and records of such Clearing Corporation for the sole and exclusive account of The Bank of New York;

           (iv) in the case of each Government Security, by causing (A) the creation of a Security Entitlement to such Government Security in favor of the Indenture Trustee when the Custodian indicates by book entry that such Government Security has been credited to the Securities Account maintained by the Custodian as Securities Intermediary for the Indenture Trustee (as each such term not defined herein is defined in Revised
     Article 8), and (B) such Securities Intermediary to continuously identify such Government Security as held for the Indenture Trustee as Entitlement Holder (as defined in Revised Article 8);

            (v) in the case of any Custodial Account which constitutes a "deposit account" under the UCC, by causing the Custodian to continuously identify in its books and records the security interest of the Indenture Trustee in such Custodial Account and, except as may be expressly provided herein to the contrary, relinquishing dominion and control over such account to the Indenture Trustee.

    (c) The Indenture Trustee shall hold the Swap Agreement in the State of New York.

     (d) Without limiting the foregoing, the Issuer and the Indenture Trustee agree, and the Indenture Trustee shall cause the Custodian, to take such different or additional action as the Indenture Trustee may reasonably request in order to maintain the perfection and priority of the security interest of the Indenture Trustee in the event of any change in applicable law or regulation, including Articles 8 and 9 of the UCC, the Book-Entry Regulations and Revised Article 8.


                                  ARTICLE IV

              The Notes; Satisfaction and Discharge of Indenture
             --------------------------------------------------

     Section 4.01.  The Notes.  The aggregate Denominations of all Notes
                   ---------
ssued as of the Closing Date shall be $250,000,000. Beneficial Owners shall hold interests in the Global Notes through the book-entry facilities of the Depository in minimum Denominations of $10,000 and integral multiples of $1,000 in excess thereof.

    All Notes shall be issued initially in the form of one or more permanent Global Notes in definitive, fully registered form without interest coupons with the applicable legend set forth in Exhibit A hereto, respectively, added to the form of such Notes (each, a "Global Note"), which shall be deposited
                                   -----------
n behalf of the subscribers for such Notes represented thereby with the Indenture Trustee as custodian for the Depository and registered in the name of a nominee of the Depository, duly executed by the Owner Trustee and authenticated by the Indenture Trustee as hereinafter provided. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Indenture Trustee or the Depository or its nominee, as the case may be, as hereinafter provided.

    The Indenture Trustee may for all purposes (including the making of payments due on the Global Notes) deal with the Depository as the authorized representative of the Beneficial Owners with respect to the Global Notes for the purposes of exercising the rights of Noteholders hereunder. Except as provided in the next succeeding paragraph of this Section 4.01, the rights of Beneficial Owners with respect to the Global Notes shall be limited to those established by law and agreements between such Beneficial Owners and the Depository and Depository Participants. Except as provided in Section 4.08, Beneficial Owners shall not be entitled to definitive notes for the Global Notes as to which they are the Beneficial Owners. Requests and directions from, and votes of, the Depository as Noteholder shall not be deemed inconsistent if they are made with respect to different Beneficial Owners. The Indenture Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Noteholders and give notice to the Depository of such record date. Without the consent of the Issuer and the Indenture Trustee, no Global Note may be transferred by the Depository except to a successor Depository that agrees to hold such Global Note for the account of the Beneficial Owners.

    In the event The Depository Trust Company resigns or is removed as Depository, the Depositor may appoint a successor Depository. If no successor Depository has been appointed within 30 days of the effective date of the Depository's resignation or removal, each Beneficial Owner shall be entitled to certificates representing the Global Note it beneficially owns in the manner prescribed in Section 4.08.

    The Notes shall, on original issue, be executed on behalf of the Trust by the Owner Trustee, not in its individual capacity but solely as Owner Trustee, authenticated by the Indenture Trustee and delivered by the Indenture Trustee to or upon the order of the Issuer upon receipt by the Indenture Trustee of the CABS.

    Section 4.02.  Registration of and Limitations on Transfer and Exchange
                  --------------------------------------------------------
of Notes.  The Note Registrar shall cause to be kept at
--------
Trusts Corporate Trust Office a note register in which, subject to such reasonable regulations as it may prescribe, the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes as herein provided (the "Note Register").
                      -------------

     Subject to the restrictions and limitations set forth below, upon surrender for registration of transfer of any Note at the Corporate Trust Office, the Indenture Trustee shall execute and the Note Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes in authorized Denominations evidencing the same aggregate Percentage Interests.

     At the option of the Noteholders, Notes may be exchanged for other Notes in authorized Denominations evidencing the same aggregate Percentage Interests upon surrender of the Notes to be exchanged at the Corporate Trust Office of the Note Registrar. Whenever any Notes are so surrendered for exchange, the Owner Trustee on behalf of the Issuer shall execute and the
Indenture Trustee shall authenticate and deliver the Notes which the Noteholder making the exchange is entitled to receive. Each Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form reasonably satisfactory to the Note Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing. Notes delivered upon any such transfer or exchange shall evidence the same obligations, and shall be entitled to the same rights and privileges, as the Notes surrendered.

     No service charge shall be made for any registration of transfer or exchange of Notes, but the Note Registrar shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

     All Notes surrendered for registration of transfer and exchange shall be
cancelled by  the Note Registrar and delivered   to the Indenture Trustee for
subsequent destruction without liability on the part of either.

     Section 4.03.  Mutilated, Destroyed, Lost or Stolen Notes.  If (i) any
                    ------------------------------------------
mutilated Note is surrendered to the Note Registrar, or the Note Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer, the Note Registrar and the Indenture Trustee harmless, then, in the absence of notice to the
Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, and provided that the requirements of
Section 8-405 of the UCC are met, the Issuer, shall execute, and the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of like tenor (including the same date of issuance) and equal principal amount, provided that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer, the Note Registrar and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer, the Note Registrar or the Indenture Trustee in connection therewith.

    Upon the issuance of any replacement Note under this Section 4.03, the Indenture Trustee may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee or the Note Registrar) connected therewith.

     Every replacement Note issued pursuant to this Section 4.03 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

    The provisions of this Section 4.03 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

    Section 4.04.  Persons Deemed Owners.  Prior to due presentment for
                   ---------------------
egistration of transfer of any Note, the Issuer, the Indenture Trustee, the Note Registrar and any agent of the Issuer, the Note Registrar or the Inden-ture Trustee shall treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and or all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuer, the Indenture Trustee, the Note Registrar nor any agent of the Issuer, the Note Registrar or the Indenture Trustee shall be affected by notice to the contrary.

     Section 4.05.  Cancellation.  All Notes surrendered for payment,
                    ------------
registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 4.05, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time, unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it; provided that such Issuer Order is timely and the Notes have not been
    --------
previously disposed of by the Indenture Trustee.

     Section 4.06.  Book-Entry Notes.  This section shall apply only to
                    ----------------
Global Notes deposited with or on behalf of the Depository.

     The Owner Trustee shall execute, on behalf of the Issuer, and the Indenture Trustee shall authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the nominee of the Depository for such Global Notes and (ii) shall be delivered by the Indenture Trustee to such Depository or pursuant to such Depository's instructions or held by the Indenture Trustee's agent as custodian for the Depository. Such Global Notes shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the initial Depository, and no Beneficial Owner shall receive a Definitive Note representing such Beneficial Owner's interest in such Note, except as provided in Section 4.08. Unless and until definitive, fully registered Notes (the "Definitive Notes") have been issued
                                         ----------------
to Beneficial Owners pursuant to Section 4.08:

          (i) the provisions of this Section 4.06 shall be in full force and effect;

         (ii) the Note Registrar and the Indenture Trustee shall be entitled to deal with the Depository for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole holder of the Global Notes, and shall have no obligation to the applicable Note Owners;

        (iii) to the extent that the provisions of this Section 4.06 conflict with any other provisions of this Indenture, the provisions of this Section 4.06 shall control;

         (iv) the rights of Beneficial Owners shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Note Owners and the Depository and/or the Depository Participants pursuant to the Note Depository Agreement. Unless and until Definitive Notes are issued pursuant to Section 4.08, the initial Depository shall make book-entry transfers among the Depository Participants and receive and transmit payments of principal of and interest on the Global Notes to such Depository Participants; and

           (v) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Global Notes evidencing a specified percentage of the Principal Amount of the Notes, the Depository shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Beneficial Owners and/or Depository Participants owning or representing, respectively, such required percentage of the beneficial interest in the Global Notes and has delivered such instructions in writing to the Indenture Trustee.

     Section 4.07.  Notices to Depository.  Whenever a notice or other
                    ---------------------
communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to Beneficial Owners pursuant to Section 4.08, the Indenture Trustee shall give all such notices and communications specified herein to be given to Holders of the Global Notes to the Depository, and shall have no obligation to the Beneficial Owners.

     Section 4.08.  Definitive Notes.  If (i) the Administrator advises the
                    ----------------
Indenture Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Global Notes and the Administrator is unable to locate a qualified successor, (ii) the Administrator at its option advises the Indenture Trustee in writing that it elects to terminate the book-entry system of registration through the
Depository or (iii) after the occurrence of an Event of Default, the Noteholders evidencing not less than 50% of the then Principal Amount advise the Indenture Trustee and the Depository through Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Noteholders, then the Depository shall be expected to notify all Beneficial Owners of the availability of Definitive Notes to Beneficial Owners requesting the same. Upon surrender to the Indenture Trustee of the typewritten Notes representing the Book-Entry Notes by the Depository, accompanied by re-registration instructions, the Issuer shall execute and the Indenture Trustee shall authenticate the Definitive Notes in accordance with the written instructions of the Depository. None of the Issuer, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the Holders of the Definitive Notes as Noteholders.

     Section 4.09.  Tax Treatment.  The Issuer has entered into this
                    -------------
Indenture, and the Notes shall be issued, with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes shall qualify as indebtedness. The Issuer, by entering into this Indenture, and each Noteholder, by its acceptance of its Note (and each Beneficial Owner by its acceptance of an interest in the applicable Book-Entry Note), agree to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness.

    Section 4.10.  Satisfaction and Discharge of Indenture.   This Indenture
                    ---------------------------------------
shall cease to be of further effect, as set forth in Section 8.04, with respect to the Notes, except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes,
(iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 3.03, 3.04, 3.06, 3.08, 3.09, 3.10 and 3.12,
(v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.07 and the obligations of the Indenture Trustee under Section 4.11) and (vi) the rights of Noteholders, the Swap Counterparty and the Swap Guarantor as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when

          (A)  either

          (1) all Notes theretofore authenticated and delivered (other than Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 4.03) have been delivered to the Indenture Trustee for cancellation; or

          (2) all Notes not theretofore delivered to the Indenture Trustee for cancellation

               (a)  have become due and payable, or

               (b) shall become due and payable at the Scheduled Final Payment Date within one year, and the Issuer, in the case of (a) or
          (b) above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which shall mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation when due on the Scheduled Final Payment Date, and the Indenture Trustee or the Issuer has received prior written confirmation from each Rating Agency that the satisfaction and discharge of this Indenture pursuant to this
          Section 4.10 in connection therewith shall not result in a reduction, withdrawal or suspension of the ratings assigned to the Notes or the Certificates;

          (B) the Issuer has paid or caused to be paid all amounts due or which may become due by the Issuer to the Swap Counterparty or the Swap Guarantor under the Swap Agreement or the Swap Policy;

          (C) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

          (D) in the case of a deposit made in connection with Section 4.10(A)(2)(b) above, the Indenture Trustee shall have received an Opinion of Counsel and (if required by the Indenture Trustee, the Swap Counterparty or the Swap Guarantor) a certificate from a firm of Independent certified public accountants, each stating that all condi-tions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with and such Opinion of Counsel shall further be to the effect that such deposit shall not have any material adverse tax consequences to the Issuer, any Noteholders, any Certificateholders, the Swap Counterparty or the Swap Guarantor.

     Section 4.11.  Application of Trust Money.  All moneys deposited with
                    --------------------------
the Indenture Trustee pursuant to Section 4.10 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes, the Swap Agreement, the Swap Policy and this Indenture, to the payment, either directly or through the Administrator, as the Indenture Trustee may determine, to the Swap Counterparty, the Swap Guarantor and the Holders of the particular Notes for the payment or redemption of which such moneys have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest.

     Section 4.12.  Repayment of Moneys Held by Administrator.   In
                   -----------------------------------------
onnection with the satisfaction and discharge of this Indenture with respect to the Notes, the Swap Agreement and the Swap Policy, all moneys then held by the Administrator other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes, the Swap Agreement and the Swap Policy shall be paid to the Indenture Trustee to be held and applied according to Section 3.05 and thereupon such Administrator shall be released from all further liability with respect to such moneys.

     Section 4.13.  CUSIP Numbers.   The Issuer in issuing the Notes may use
                    -------------
CUSIP" numbers (if then generally in use), and, if so, the Indenture Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Noteholders; provided that any such notice may state that no representation
             --------
was made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Indenture Trustee of any change in the "CUSIP" numbers, and the Indenture Trustee shall notify each affected Noteholder, subject to the provisions of this Section 4.13.


                                  ARTICLE V

                                   Remedies
                                   --------

     Section 5.01.  Events of Default.  Event of Default shall have the
                    -----------------
meaning given to such term in Article I.

     Section 5.02.  Collection of Indebtedness and Suits for Enforcement by
                    -------------------------------------------------------
Indenture Trustee.  (a)  Upon an Event of Default, principal, interest and
-----------------
other amounts in respect of the Notes shall become due and payable as provided in Section 3.05. Interest shall accrue on all amounts not paid when due (including any overdue interest), to the extent legally enforceable, at the Note Accrual Rate and the Issuer agrees to pay such additional amounts in respect thereof to the extent necessary to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

    (b) If the Notes are due and payable following an Event of Default with respect thereto, the Indenture Trustee, as more particularly provided in
Section 5.03, in its discretion, may proceed to protect and enforce its rights and the rights of the Noteholders and the Swap Counterparty, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law, including any remedy provided in any Underlying Agreement to a holder of the CABS; provided that if the Swap Counterparty or the Swap Guarantor has given
      --------
written instructions to the Indenture Trustee with respect to such proceedings, remedies or actions, then the Indenture Trustee shall follow such instructions.

     (c) In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or in respect of the Swap Agreement or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes or in respect of the Swap Agreement or Swap Policy, or to the creditors or property of the Issuer, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

          (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes or in respect of the Swap Agreement or Swap Policy and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses, fees and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith), the Swap Counterparty and the Noteholders allowed in such Proceedings;

        (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes and the Swap Counterparty in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

       (iii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and the Swap Counterparty and of the Indenture Trustee on their behalf; and

        (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee, the Swap Counterparty or the Holders of Notes allowed in any judicial proceedings relative to the Issuer, its creditors and its property; and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders and by the Swap Counterparty to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders or the Swap Counterparty, as applicable, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses, fees and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith.

    (d) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder, the Swap Counterparty or Swap Guarantor any plan of reorganization, arrangement, adjustment or composition affecting the Notes, the rights of any Holder thereof, the Swap Counterparty or the Swap Guarantor or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder, the Swap Counterparty or the Swap Guarantor in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

    (e) All rights of action and of asserting claims under this Indenture, under any of the Notes, or under the Swap Agreement or Swap Policy, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes and the Swap Counterparty.

      (f) In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Holders of the Notes and the Swap Counterparty, and it shall not be necessary to make any Noteholder or the Swap Counterparty a party to any such Proceedings.

    Section 5.03.  Remedies.  If an Event of Default shall have occurred and
                   --------
nterest and principal in respect of the Notes has been accelerated pursuant to this Indenture, the Indenture Trustee (or shall if required pursuant to the terms of this Indenture) do one or more of the following:

         (i)  liquidate the CABS as provided in Section 5.15 hereof;

         (ii) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer upon such Notes or in respect of the Swap Agreement or the Swap Policy moneys adjudged due;

        (iii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

         (iv) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee, the Swap Counterparty, the Swap Guarantor and the Holders of the Notes;

          (v) sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law; and

         (vi) institute Proceedings in its own name and as trustee of an express trust and take any other appropriate action to protect and enforce the rights and remedies of the Issuer under the Swap Agreement and Swap Policy.

Immediately after the  occurrence of an Event of Default  described in clause
(vi) of the definition of Event of Default, the Indenture Trustee shall sell and liquidate the CABS.

     Section 5.04.  Enforcement of Swap Agreement.  Notwithstanding any other
                    -----------------------------
provision of this Indenture requiring the consent of the Swap Counterparty or the Swap Guarantor or directing the Indenture Trustee to follow the instructions of the Swap Counterparty or the Swap Guarantor, if a Swap Default or Swap Termination occurs which does not result in the entry into a Replacement Swap in accordance with the terms of the Swap Agreement, the Indenture Trustee shall, if directed by the Holders of at least a majority of the then Principal Amount of the Notes, proceed to protect and enforce the rights of the Issuer under the Swap Agreement and the Swap Policy by such appropriate Proceedings as the Holders of at least a majority of the then Principal Amount of the Notes shall direct, without regard to any instructions of the Swap Counterparty or the Swap Guarantor.

     Section 5.05.  Modification and Amendment of Swap Agreement. The Owner
                    --------------------------------------------
Trustee may enter into any amendment of the Swap Agreement requested by the Swap Counterparty to cure any ambiguity in, or to correct or supplement any provision of, such Swap Agreement, so long as (i) the Owner Trustee and the Indenture Trustee determine, based on an Opinion of Counsel, that such amendment shall not adversely affect the interests of the Noteholders and the Certificateholders and (ii) it obtains the prior written consent of the Swap Guarantor.

     Section 5.06.  Limitation of Suits and Liability.  (a) No Holder of any
                    ---------------------------------
Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

          (i) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

         (ii) the Holders of not less than 25% of the then Principal Amount of the Notes have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

        (iii) such Holder or Holders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request satisfactory to the Indenture Trustee;

         (iv) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

          (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority of the then Principal Amount of the Notes.

It is understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes, the Swap Counterparty or the Swap Guarantor or to obtain or to seek to obtain priority or preference over any other Holders, the Swap Counterparty or the Swap Guarantor or to enforce any right under this Indenture, except in the manner herein provided.

     In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, each representing less than a majority of the then Principal Amount of the Notes, the Indenture Trustee may (but shall not be obligated) determine what action, if any, shall be taken, notwithstanding any other provisions
                                                        --------
of this Indenture; provided that if the Swap Counterparty or the Swap Guarantor has given instructions to the Indenture Trustee with respect to any such determination, then the Indenture Trustee shall follow such instructions.

     (b) With respect to the Issuer, neither the Indenture Trustee nor the Owner Trustee in their capacities as trustees, nor any Holder of a Certificate representing an ownership interest in the Issuer, nor the Administrator nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns shall, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Issuer contained in this Indenture.

     Section 5.07.  Unconditional Rights of Noteholders To Receive Principal
                    --------------------------------------------------------
and Interest.  Notwithstanding any other provisions in this Indenture, the
------------
Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

     Section 5.08.  Restoration of Rights and Remedies.  If the Indenture
                    ----------------------------------
Trustee, the Swap Counterparty, the Swap Guarantor or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee, to the Swap Counterparty, to the Swap Guarantor or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee, the Swap Counterparty and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee, the Swap Counterparty, the Swap Guarantor and the Noteholders shall continue as though no such Proceeding had been instituted.

     Section 5.09.  Rights and Remedies Cumulative.  No right or remedy
                    ------------------------------
herein conferred upon or reserved to the Indenture Trustee, the Swap Counterparty, the Swap Guarantor or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     Section 5.10.  Delay or Omission Not a Waiver.  No delay or omission of
                    ------------------------------
the Indenture Trustee, the Swap Counterparty, the Swap Guarantor or any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee, the Swap Counterparty, the Swap Guarantor or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee, the Swap Counterparty, the Swap Guarantor or by the Noteholders, as the case may be.

     Section 5.11.  Waiver of Past Defaults.   Prior to the declaration of
                    -----------------------
the acceleration of the maturity of the Notes, the Holders of Notes of not less than a majority of the then Principal Amount of the Notes may waive any past Event of Default and its consequences except an Event of Default
(a) with respect to payment  of principal of or interest on any of the Notes,
(b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Note or (c) specified in paragraph (vi) of the definition thereof. In the case of any such waiver, the Issuer, the Indenture Trustee, the Swap Counterparty, the Swap Guarantor and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

     Upon any such waiver, any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

     Section 5.12.  Undertaking for Costs.   All parties to this Indenture
                    ---------------------
agree, and each Holder of any Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.12 shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by the Swap Counterparty or the Swap Guarantor, (c) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the then Principal Amount of the Notes or (d) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture.

     Section 5.13.  Waiver of Stay or Extension Laws.  The Issuer covenants
                    --------------------------------
(to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may materially affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

     Section 5.14.  Action on Notes.  The Indenture Trustee's right to seek
                    ---------------
and recover judgment on the Notes, in respect of the Swap Agreement, the Swap Policy or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee, the Swap Counterparty, the Swap Guarantor or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 3.05(d).

     Section 5.15.  Sale of CABS.  Any sale or liquidation of the CABS and/or
                    ------------
Eligible Investments by the Indenture Trustee (or the Market Agent on the Indenture Trustee's behalf) shall be conducted by the Indenture Trustee (or the Market Agent on the Indenture Trustee's behalf) in accordance with the Sale Procedures. The settlement of the sale shall occur no later than the close of business on the Business Day prior to the related Payment Date or, if earlier, on the date (and the time (if any)) provided in the Swap Agreement.

                                 ARTICLE VI

                            The Indenture Trustee
                            ---------------------

     Section 6.01.  Duties of Indenture Trustee.  (a)  If an Event of Default
                    ---------------------------
has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (b)  Except during the continuance of an Event of Default:

         (i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

        (ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

     (c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

         (i) this paragraph does not limit the effect of paragraph (b) of this Section 6.01;

        (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

       (iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the this Indenture.

    (d) Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to paragraphs (a), (b) and (c) of this Section 6.01.

    (e) The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

    (f) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

    Section 6.02.  Rights of Indenture Trustee.  (a)  The Indenture Trustee
                   ---------------------------
may rely conclusively and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Indenture Trustee need not investigate any fact or matter stated in the document.

    (b) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

    (c) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided that the Indenture Trustee's conduct does not
                     --------
onstitute willful misconduct, negligence or bad faith.

    (d) The Indenture Trustee may consult with counsel of its selection, and the advice or opinion of counsel shall be full and complete authorization and protection from liability in respect to any action taken, omitted suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     (e) Any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by a Issuer Request or Issuer Order.

     (f) Whenever in the administration of this Indenture the Indenture Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Indenture Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate.

     (g) The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Noteholders pursuant to this Indenture, unless such Noteholders shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

     (h) The Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Indenture Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit,
and, if the Indenture  Trustee  shall   determine  to  make   such  further
inquiry or investigation, it shall be entitled to examine the books and records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

     Section 6.03.  Individual Rights of Indenture Trustee.  The Indenture
                    --------------------------------------
Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. The Administrator, Note Registrar or co-registrar may do the same with like rights. However, the Indenture Trustee must comply with Section 6.11.

    Section 6.04.  Indenture Trustee's Disclaimer.  The Indenture Trustee
                   ------------------------------
shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee's certificate of authentication.

    Unless The Bank of New York is the Administrator, the Indenture Trustee shall not be deemed to have notice or knowledge of any Event of Default (other than as described in clauses (i) and (ii) of the definition thereof) unless a Responsible Officer assigned to and working in the Corporate Trust Department has actual knowledge or has received written notice thereof.

     The Indenture Trustee shall not be responsible for any errors or omissions contained in the CABS Distribution Date Statements or for any errors or omissions in the statements furnished to any Noteholder pursuant to
Section 3.19 to the extent such error or omission results from information contained in or omitted from the CABS Distribution Date Statement.

    Section 6.05.  Notice of Event of Default.  If an Event of Default
                   --------------------------
occurs and is continuing and if it is known to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall mail to each Noteholder, the Swap Counterparty and the Swap Guarantor notice of the Event of Default within five Business Days after it obtains written notice thereof. Except in the case of an Event of Default in payment of principal of or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note), the Indenture Trustee may withhold the notice from the Noteholders if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

     Section 6.06.  Reports by Indenture Trustee to Holders.   The Indenture
                    ---------------------------------------
Trustee shall deliver to each Noteholder such information as may be required to be provided in respect of its Note under the Code.

     Section 6.07.  Compensation and Indemnity.   The Indenture Trustee shall
                    --------------------------
receive from Lehman Brothers Inc. as compensation for its services hereunder such fees as have been separately agreed upon in writing on or before the date hereof among the Depositor, Lehman Brothers Inc. and the Indenture Trustee. The Indenture Trustee shall be obligated to perform its obligations under this Indenture whether or not it actually receives the compensation referred to in the preceding sentence. The Indenture Trustee agrees that it shall not have recourse to the Issuer for its compensation hereunder. The Indenture Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall or shall cause the Administrator to reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee's agents, counsel, accountants and experts. The Issuer shall or shall cause the Administrator to indemnify the Indenture Trustee against any and all loss, liability or expense (including attorneys'
fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Indenture Trustee shall notify the Issuer and the Depositor promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer and the Depositor shall not relieve the Issuer (or Lehman Brothers Inc.) of its obligations hereunder. The Issuer shall or shall cause the Lehman Brothers Inc. or its designee to defend any such claim, and the Indenture Trustee may have separate counsel and the Issuer shall or shall cause the Lehman Brothers Inc. to pay the fees and expenses of such counsel. Neither the Issuer nor the Lehman Brothers Inc. need reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee's own willful misconduct, negligence or bad faith. The Issuer (and the Indenture Trustee acting on behalf of the Issuer) shall not incur Extraordinary Expenses unless 100% of the Securityholders consent to provide indemnification for such Extraordinary Expenses.

     Section 6.08.  Replacement of Indenture Trustee.  No resignation or
                    --------------------------------
removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.08. The Indenture Trustee may resign at any time by so notifying the Issuer. The Holders of a majority in Principal Amount of the Notes, the Swap Counterparty or the Swap Guarantor may remove the Indenture Trustee by so notifying the Indenture Trustee and, in the case of such a removal by the Holders, the Swap Counter-party, and the Swap Guarantor, and the Holders of a majority in Principal Amount of the Notes with the prior consent of the Swap Counterparty and the Swap Guarantor may appoint a successor Indenture Trustee. The Administrator shall remove the Indenture Trustee if:

          (i)  the Indenture Trustee fails to comply with Section 6.11;
          (ii)  the Indenture Trustee is adjudged a bankrupt or insolvent;
         (iii)  a  receiver  or  other  public officer  takes  charge  of  the

     Indenture Trustee or its property; or

         (iv)  the Indenture Trustee otherwise becomes incapable of acting.
      If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer (with the prior consent of the Swap Counterparty and the Swap Guarantor), may appoint a successor Indenture Trustee.

     A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and the Swap Counterparty and the Swap Guarantor. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to Noteholders and the Rating Agencies. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

     If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer, the Swap Counterparty, the Swap Guarantor or the Holders of a majority in Principal Amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

     If the Indenture Trustee fails to comply with Section 6.11, any Noteholder, the Swap Counterparty or the Swap Guarantor may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

     Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuer's obligations under Section 6.07 shall continue for the benefit of the retiring Indenture Trustee.

     Section 6.09.  Successor Indenture Trustee by Merger.  If the Indenture
                    -------------------------------------
Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee; provided that such corporation or banking association shall be otherwise
--------
qualified and eligible under Section 6.11. The Indenture Trustee shall provide the Rating Agencies, the Swap Counterparty and the Swap Guarantor prior written notice of any such transaction.

     In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

      Section 6.10. Appointment of Co-Indenture Trustee or Separate Indenture
                    ---------------------------------------------------------
Trustee.  (a)  Notwithstanding any other provisions of this Indenture, at any
-------
time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Indenture Trustee shall have the power and may, with the prior consent of the Swap Counterparty and the Swap Guarantor execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, the Swap Counterparty and the Swap Guarantor, such title to the Trust Estate, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under
Section 6.08 hereof.

     (b)  Every   separate  trustee  and  co-trustee  shall,  to  the  extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

        (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

       (iii) the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

    (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

     (d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

      Section 6.11.  Eligibility; Disqualification.  The Indenture Trustee
                     -----------------------------
shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and it or its arent shall have a long-term debt rating of Baa3 or better by Moody's and BBB-or better by S&P.

     Section 6.12.  Representation and Warranty.  The Indenture Trustee
                    ---------------------------
represents and warrants to the Issuer, the Swap Counterparty, the Swap Guarantor and for the benefit of the Noteholders, that this Indenture has been executed and delivered by one of its Responsible Officers who is duly authorized to execute and deliver such document in such capacity on its behalf.

     Section 6.13.  Directions to Indenture Trustee.  The Issuer hereby
                    -------------------------------
directs the Indenture Trustee:

     (a) to accept assignment of the CABS and hold the assets of the Issuer in trust for the Noteholders, the Certificateholders, the Swap Counterparty and the Swap Guarantor, as their interests appear herein;

     (b) to issue, authenticate and deliver the Notes substantially in the form prescribed by Exhibit A in accordance with the terms of this Indenture; and

     (c) to take all other actions as shall be required to be taken by the terms of this Indenture.

     Section 6.14.  Representations, Warranties and Covenants of the
                    ------------------------------------------------
Indenture Trustee and of The Bank of New York.    The Indenture Trustee
---------------------------------------------
represents, warrants and covenants that The Bank of New York:

          (a) is, and at all times will continue to be, a bank, broker-dealer or trust company which regularly accepts in the ordinary course of its business securities as a custodial service for customers and maintains securities accounts for its customers;

        (b) will act in the capacity of a "financial intermediary" as defined in Section 8-313(4) of the UCC with respect to certificated securities identified on its books and records;

        (c)  will maintain an account with and be a Depository Participant;

        (d)  is not  and will not be a "clearing  corporation" as defined in
     Section 8-102(3) of the UCC;

          (e) will acquire its interest in the CABS and Eligible Investments in good faith and without notice or knowledge of any "advance claim" (as defined in Section 8-302(2) of the UCC).

       The Indenture Trustee warrants and covenants:

          (a) the CABS and Eligible Investments (if any) are and will be identified on the books and records of The Bank of New York for the sole and exclusive benefit of the Trust, and that the book-entries made by The Bank of New York with respect to the CABS and Eligible Investments (if any) are complete and accurate in all respects;

        (b) The Bank of New York is current with respect to all fees and expenses owed by it as a Depository Participant, and it will continue to pay such fees and expenses promptly when they become due;

        (c) The Bank of New York hereby waives any lien it may have on the CABS and the Eligible Investments (if any) and the proceeds thereof for its fees and expenses for holding the CABS and Eligible Investments (if any); and

         (d) upon The Bank of New York's account with the Depository being credited with a distribution in respect of the CABS and Eligible Investments (if any), The Bank of New York will cause such amounts to be immediately deposited to the Collection Account.

      The Bank of New York hereby (i) confirms the Trust's purchase of the CABS and Eligible Investments (if any) and (ii) acknowledges that the CABS and Eligible Investments (if any) are identified by book-entry as belonging to the Trust.

                                 ARTICLE VII

                        Noteholders' Lists and Reports
                       ------------------------------

     Section 7.01.  Issuer To Furnish Indenture Trustee Names and Addresses
                    -------------------------------------------------------
of Noteholders.  The Note Registrar shall furnish or cause to be furnished
--------------
to the  Indenture Trustee (a) not  more than five  days after the  earlier of
(i) each Record Date and (ii) three months after the last Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Record Date, (b) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Note Registrar of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided that so long as the Indenture Trustee is the
                        --------
Note Registrar, no such list shall be required to be furnished to the Indenture Trustee.

     Section 7.02.  Preservation of Information; Communications to
                    ----------------------------------------------
Noteholders.  The Indenture Trustee shall preserve, in as current a form as
-----------
is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 and the names and addresses of Holders of Notes received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such
Section 7.01 upon receipt of a new list so furnished.


                                 ARTICLE VIII

                     Accounts, Disbursements and Releases
                    ------------------------------------
     Section 8.01.  Collection of Money.  Except as otherwise expressly
                    -------------------
provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

     Section 8.02.  Trust Accounts.  (a)  On or prior to the Closing Date,
                    --------------
the Indenture Trustee shall establish and maintain, in the name of the Issuer, for the benefit of the Noteholders, the Certificateholders, the Swap Counterparty and the Swap Guarantor, as their interests appear herein, the Collection Account as provided in Section 3.01.

     (b) The Indenture Trustee shall deposit all distributions of interest and principal that it receives on the CABS and Eligible Investments, and any amounts received under the Swap Agreement or the Swap Policy, into the Collection Account. On or prior to the Scheduled Final Payment Date, the Indenture Trustee shall distribute, as received, all amounts received in respect of interest on the CABS and Eligible Investments (but excluding accrued interest received on any Eligible Investment to the extent such accrued interest represents interest paid by the Issuer as a portion of the purchase price of such Eligible Investment) to the Swap Counterparty or the Swap Guarantor in accordance with the Swap Agreement or the Swap Policy, as the case may be.

     Section 8.03.  Opinion of Counsel.  The Indenture Trustee shall receive
                    ------------------
at least seven days notice when requested by the Issuer to take any action pursuant to Section 8.05(a) and (b), accompanied by copies of any instruments involved, and the Indenture Trustee shall also require, as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action shall not materially and adversely impair the security for the Notes, Swap Counterparty or the Swap Guarantor or the rights of the Noteholders or Certificateholders, Swap Counterparty or the Swap Guarantor in contravention of the provisions of this Indenture; provided that such Opinion of Counsel
                                     --------
shall not be required to express an opinion as to the fair value of the Trust Estate. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

     Section 8.04.  Termination Upon Distribution to Noteholders.  This
                    --------------------------------------------
Indenture and the respective obligations and responsibilities of the Issuer and the Indenture Trustee created hereby shall terminate upon the distribution to Noteholders, Certificateholders, Swap Counterparty, the Swap Guarantor and the Indenture Trustee of all amounts required to be distributed pursuant to Article III; provided that in no event shall the trust created
                         --------
hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

     Section 8.05.  Release of Trust Estate.  (a)  Subject to the payment of
                    -----------------------
its fees and expenses, the Indenture Trustee when required by the provisions of this Indenture shall execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in Article IV hereunder shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent, or see to the application of any moneys.

      (b) The Indenture Trustee shall, at such time as there are no Notes or Certificates outstanding, all sums due the Indenture Trustee pursuant to this Indenture have been paid, and all sums due the Swap Counterparty and the Swap Guarantor have been paid, release any remaining portion of the Trust Estate that secured the Notes from the lien of this Indenture. The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.05 only upon receipt of an request from the Issuer accompanied by an Officers' Certificate, an Opinion of Counsel and a letter from the President or any Vice President or any Secretary of the Swap Counterparty and the Swap Guarantor, stating that the Swap Counterparty (or the Swap Guarantor, as the case may be) has no objection to such request from the Issuer.

     Section 8.06.  Surrender of Notes Upon Final Payment.  By acceptance of
                    -------------------------------------
any Note, the Holder thereof agrees to surrender such Note to the Indenture Trustee promptly, prior to such Noteholder's receipt of the final payment thereon.

                                  ARTICLE IX

                           Supplemental Indentures
                           -----------------------

     Section 9.01.  Supplemental Indentures Without Consent of Noteholders.
                    ------------------------------------------------------
(a) Without the consent of the Holders of any Notes or the Swap Counterparty, but with the prior written consent of the Swap Guarantor, the Issuer and the Indenture Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto in form satisfactory to the Indenture Trustee, for any of the following purposes:

         (i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

        (ii) to add to the covenants of the Issuer, for the benefit of the Holders of the Notes, the Swap Counterparty and the Swap Guarantor, or to surrender any right or power herein conferred upon the Issuer;

       (iii) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

        (iv) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided that such
                                                      --------
    action shall not adversely affect the interests of the Holders of the Notes, the Swap Counterparty or the Swap Guarantor; or

          (v) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI;

provided that no such indenture supplements shall be entered into unless the
--------
Indenture Trustee, the Swap Counterparty and the Swap Guarantor shall have received an Opinion of Counsel satisfactory to the Swap Counterparty, the Swap Guarantor and the Indenture Trustee that entering into such indenture supplement shall not materially and adversely affect the interest of any Noteholder or the Swap Counterparty and shall not have any material adverse tax consequences to the Noteholders, the Swap Counterparty or the Swap Guarantor.

     The Indenture Trustee is hereby  authorized to join in the  execution of
any  such  supplemental  indenture  and  to   make  any  further  appropriate
agreements and stipulations that may be therein contained.

     (b) The Issuer, the Swap Counterparty and the Indenture Trustee may, also without the consent of any of the Holders of the Notes but with the prior written consent of the Swap Guarantor and prior notice to the Rating Agencies, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes, the Swap Counterparty or the Swap Guarantor under this Indenture; provided that such action shall not, as
                                --------
evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder, the Swap Counterparty or the Swap Guarantor.

     Section 9.02.  Supplemental Indentures With Consent of Noteholders.  The
                    ---------------------------------------------------
Issuer, the Swap Counterparty and the Indenture Trustee, also may, with prior confirmation by each Rating Agency that such action shall not cause a withdrawal, reduction or suspension of the ratings assigned to the Notes or the Certificates, and with the consent of the Swap Guarantor and the Holders of not less than a majority of the then Principal Amount of Notes, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes or the Swap Counterparty under this Indenture; provided that,
                                                         --------
without the consent of the Holder of each Outstanding Note affected thereby, no such supplemental indenture shall:

          (i) change the due date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the interest rate thereon, or the redemption price with respect thereto or change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof;

         (ii) reduce the percentage of the Principal Amount of the Notes, the consent of the Holders of which is required for any supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

       (iii) modify or alter the provisions of this Indenture regarding the definition of the term Outstanding;

         (iv) reduce the percentage of the Principal Amount of the Notes required to direct the Indenture Trustee to sell or liquidate the Trust Estate pursuant to Section 5.03;

         (v) modify any provision of this Section 9.02 except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Basic Documents cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

         (vi) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation); or

       (vii) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the lien of this Indenture.

     It shall not be necessary for Noteholders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Noteholders shall approve the substance thereof.

    Promptly after the execution by the Issuer, the Swap Counterparty and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.02, the Indenture Trustee shall mail to the Holders of the Notes to which such amendment or supplemental indenture relates and the Swap Counterparty and the Swap Guarantor a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

    Section 9.03.  Execution of Supplemental Indentures.  In executing, or
                   ------------------------------------
ermitting  the  additional  trusts created  by,  any  supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

     Section 9.04.  Effect of Supplemental Indenture.  Upon the execution of
                    --------------------------------

any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer, the Swap Counterparty, the Swap Guarantor and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

     Section 9.05.  Reference in Notes to Supplemental Indentures.  Notes
                    ---------------------------------------------
authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

                                  ARTICLE X

                                Miscellaneous
                                -------------
     Section 10.01. Form of Documents Delivered to Indenture Trustee;
                    -------------------------------------------------
Delivery.  In any case where several matters are required to be certified by,
--------
or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer or the Administrator, stating that the information with respect to such factual matters is in the possession of the Issuer or the Administrator, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

     Delivery of the Notes hereunder by the Indenture Trustee and the Note Registrar shall be accomplished through the Depository or at the Corporate Trust Office of the Indenture Trustee and/or the Note Registrar, as applicable.

     Section 10.02. Acts of Noteholders.  (a)  Any request, demand,
                    -------------------
authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 10.02.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgements of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Indenture Trustee deems sufficient.

     (c)  The ownership of Notes shall be proved by the Note Register.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or  suffered to be done by the Indenture  Trustee or  the  Issuer in  reliance thereon,  whether or  not notation of such action is made upon such Note.

     Section 10.03. Notices, etc., to Indenture Trustee, Issuer, Swap
                    -------------------------------------------------
Counterparty and Rating Agencies.  Any request, demand, authorization,
--------------------------------
direction, notice, consent or waiver of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or act of Noteholders is to be made upon, given or furnished to or filed with:

          (i) the Indenture Trustee by any Noteholder, by the Swap Counterparty, by the Swap Guarantor, by a Rating Agency or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at The Bank of New York, 101 Barclay Street, Floor 12E, New York, New York 10286, Attention: Corporate Trust-Trustee Administration, or

        (ii) the Issuer by the Indenture Trustee, by the Swap Counterparty, by the Swap Guarantor, or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed first-class, postage prepaid to the Issuer addressed to: Mortgage Index Amortizing Trust 1997-1, in care of the Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration, or at any other address previously furnished in writing to the Indenture Trustee, the Swap Counterparty and the Swap Guarantor by the Issuer or the Administrator. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee, or

        (iii) the Swap Counterparty by the Indenture Trustee, by the Issuer, by the Swap Guarantor or by any Noteholder shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Swap Counterparty at Lehman Brothers Special Financing Inc., Three World Financial Center, New York, New York 10285; Attention:
     Derivative/Swap Confirmations Group, Facsimile No. (212) 528-7097, or

        (iv) the Swap Guarantor by the Swap Counterparty, the Indenture Trustee, the Issuer or any Noteholder shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Swap Guarantor at Ambac Assurance Corporation, One State Street
     Plaza, 18th   Floor,  New York, New York 10004, Attention Managing
     Director, Financial Institutions, Facsimile No.: (212) 208-3113.

     Notices required to be given to the Rating Agencies by the Issuer, the Swap Counterparty, the Swap Guarantor, the Indenture Trustee or the Owner Trustee shall be in writing, personally delivered or mailed by first class mail, to (i) in the case of Moody's, at the following address: Moody's Investors Service, Inc., 4th Floor, 99 Church Street, New York, New York 10007 and (ii) in the case of Standard & Poor's, at the following address:
Standard & Poor's Ratings Services, 26 Broadway, 15th Floor, New York, New York 10004; or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

     Section 10.04. Notices to Noteholders; Waiver.  Where this Indenture
                    ------------------------------
provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at his address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

     Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

     In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

     Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute an Event of Default.

     Section 10.05. Alternate Payment and Notice Provisions.
                    ---------------------------------------
Notwithstanding any provision of this Indenture or any of the Notes on the contrary, the Issuer may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by the Indenture Trustee or the Administrator to such Holder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuer shall furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee shall cause payments to be made and notices to be given in accordance with such agreements.

     Section 10.06. Effect of Headings.  The Article and Section headings
                    ------------------
herein are for convenience only and shall not affect the construction hereof.

     Section 10.07. Successors and Assigns.  All agreements of the Indenture
                    ----------------------
Trustee in this Indenture shall bind its successors, co-trustees and agents. The parties hereby expressly agree that the Issuer and the Swap Counterparty may assign their respective rights hereunder and Swap Agreement in connection with a Replacment Event under and as provided herein and the Basic Documents.

     Section 10.08. Separability.  In case any provision in this Indenture
                    ------------
or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 10.09. Benefits of Indenture.  Nothing in this Indenture or in
                    ---------------------
the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders, the Swap Guarantor, and any other party secured hereunder, and any other Person with an ownership interest in any part of the Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture.

     Section 10.10. Legal Holidays.  In any case where the date on which any
                    --------------
payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

     Section 10.11. GOVERNING LAW.  THIS INDENTURE SHALL BE CONSTRUED IN
                    -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 10.12. Counterparts.  This Indenture may be executed in any
                    ------------
number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 10.13. Recording of Indenture.  If this Indenture is subject to
                    ----------------------
recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee, the Swap Counterparty or the Swap Guarantor) to the effect that such recording is necessary either for the protection of the Noteholders, the Swap Counterparty or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

     Section 10.14. Trust Obligation.  No recourse may be taken, directly or
                    ----------------
indirectly, with respect to the obligations of the Issuer, the Owner Trustee, the Indenture Trustee, the Swap Counterparty or the Swap Guarantor on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee, the Owner Trustee in its individual capacity , the Swap Counterparty or the Swap Guarantor, or any holder of a beneficial interest in the Issuer, the Owner Trustee, the Indenture Trustee, the Swap Counterparty or the Swap Guarantor, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this
Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI, VII and VIII of the Trust Agreement.

     Section 10.15. No Petition.  The Indenture Trustee and the Swap
                    -----------
Counterparty, by entering into this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they shall not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the other Basic Documents.


     IN WITNESS WHEREOF, the Issuer, the Indenture Trustee and the Swap Counterparty have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                         MORTGAGE INDEX AMORTIZING TRUST 1997-1,
                         as Issuer

                         By:  WILMINGTON   TRUST   COMPANY,   not   in   it's
                              individual  capacity,   but  solely   as  Owner

                              Trustee

                         By:___________________________________
                            Name:
                            Title:


                         THE BANK OF NEW YORK, as Indenture Trustee


                         By:____________________________________
                            Name:
                            Title:


                         LEHMAN BROTHERS SPECIAL FINANCING INC.,
                         as Swap Counterparty


                         By:____________________________________
                            Name:
                            Title:

                                (FORM OF NOTE)

     UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     THE UNPAID PRINCIPAL AMOUNT OF THIS NOTE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL BALANCE BY INQUIRY OF THE INDENTURE TRUSTEE. THE RIGHTS OF A HOLDER OF THIS NOTE ARE SUBJECT TO THE PROVISIONS OF THE WITHIN REFERENCED INDENTURE.


                    MORTGAGE INDEX AMORTIZING TRUST 1997-1
                   Fixed Rate Asset Backed Notes, Class A1

Registered                               Principal Amount:  $________________


Note No. _

CUSIP No.


     Mortgage Index Amortizing Trust 1997-1, a business trust duly organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to Cede & Co. or registered assigns, in accordance with the terms of an Indenture, dated as of September 1, 1997 as supplemented or amended, among the Issuer, the Swap Counterparty and The Bank of New York, as indenture trustee (the "Indenture Trustee," which term includes any successor Indenture Trustee under the Indenture), the principal sum of_______________________________ or such lesser amount payable pursuant to the Indenture, and interest on the unpaid amount hereof in the manner hereinafter described until this Note has been paid in full.

     The Issuer will pay interest on this Note as described in the Indenture on each Payment Date until the principal of this Note (as may be reduced pursuant to the terms of the Indenture) is paid or made available for payment, on the outstanding principal amount of this Note (as may be reduced pursuant to the terms of the Indenture) during the preceding Interest Accrual Period (as defined below), subject to certain limitations contained in the Indenture. Interest on this Note will accrue from the Closing Date at a rate per annum equal to ____%, calculated on the basis of a 360-day year consisting of twelve 30-days months (the "Note Accrual Rate"). Interest in respect of a Payment Date will accrue on this Note from and including the preceding Payment Date (or in the case of the first Payment Date, from and including the Closing Date) to but excluding such current Payment Date (each an "Interest Accrual Period") and will be payable to Noteholders monthly in arrears on each Payment Date. "Payment Date" means the 25th day of each month or, if such day is not a Business Day, the next succeeding Business Day. A failure to pay interest due on the Notes on any Payment Date, which failure continues for five Business Days, constitutes an Event of Default (as defined herein) under the Indenture.

     Principal of this Note (as may be reduced pursuant to the terms of the Indenture) will be payable as described on the reverse hereof and in the Indenture.

     The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

     Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

    The terms of this Note shall be governed by the Indenture and in case of any inconsistency between the terms set forth herein and those set forth in the Indenture, those provisions of the Indenture shall govern.

    Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, as of the date set forth below.


Date:  September 25, 1997          MORTGAGE INDEX AMORTIZING TRUST    1997-1,

                                   by WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee under the Trust Agreement,

                                   by _____________________________
                                   Authorized Signatory




              INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Date:  September 25, 1997          The  Bank   of  New  York,   not  in   its
                                   individual   capacity   but    solely   as
                                   Indenture Trustee,

                                   by ___________________________
                                       Authorized Signatory

                              (Reverse of Note)


     This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Fixed Rate Asset Backed Notes, Class A1 (herein called the "Notes"), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee, the Swap Counterparty, the Swap Guarantor and the Holders of the Notes. The Notes are subject to all terms of the Indenture.

    The Notes are and will be equally and ratably secured by the Collateral (as defined in the Indenture) pledged as security therefor as provided in the Indenture. The Notes are payable solely from proceeds of the Collateral owned by the Issuer in accordance with the Priority of Payments (as defined in the Indenture).

     The Notes are subject to prepayment as described in the Indenture. Principal of the Notes is expected to be prepaid beginning on the September 1999 Payment Date, as described in the Indenture.

    The entire unpaid principal amount of this Note shall be due and payable on the Final Scheduled Payment Date pursuant to the Indenture, or the date of any Mandatory Prepayment as provided in the Indenture. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee shall have declared the Notes to be immediately due and payable in the manner provided in the Indenture. All principal payments on the Notes shall be made pro rata to the Noteholders entitled thereto.

    Payments of interest on this Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by wire transfer to an account specified in writing by the Holder and reasonably satisfactory to the Indenture Trustee or by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Depository (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by the Depository or such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more predecessor Notes) effected by any payments made on any Payment Date, or by the application of Credit Losses (as defined in the Indenture) thereto as provided in the Indenture, shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. The Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding the Final Scheduled Payment Date by notice mailed or transmitted by facsimile prior to such Payment Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee's principal Corporate Trust Office or as may be otherwise provided in the Indenture.

     The Issuer shall pay interest on overdue installments of interest and principal at the Note Accrual Rate to the extent lawful.

     Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee, the Indenture Trustee, the Swap Counterparty or the Swap Guarantor on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against
(i) the Indenture  Trustee or the  Owner Trustee in its  individual capacity,
(ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee, the Owner Trustee in its individual capacity, the Swap Counterparty or the Swap Guarantor, or any holder of a beneficial interest in the Issuer, the Owner Trustee, the Indenture Trustee, the Swap Counterparty or the Swap Guarantor, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

      Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees by accepting the benefits of this Note and the Indenture that such Noteholder or Note Owner will not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the other Basic Documents.

     The Issuer has entered into the Indenture and this Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness secured by the Trust Estate (as defined in the Indenture). Each Noteholder, by acceptance of a Note (and each Note Owner by acceptance of a beneficial interest in a Note), agrees to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness.

    Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

     Subject to certain terms, conditions and exceptions therein provided, the Indenture permits the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture as provided in the Indenture. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Principal Amount of the Notes, on behalf of the Holders of all the Notes, with the prior consent of the Swap Counterparty and the Swap Guarantor, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder. Any amendment, modification, consent or waiver by the Holder of this Note (or any one of more predecessor Notes) (or otherwise pursuant to the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

     The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

     The Notes are issuable only in book-entry form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

     This Note and the Indenture shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of (as may be reduced pursuant to the Indenture) and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

     Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of Wilmington Trust Company, in its individual capacity, The Bank of New York, in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Holder of this Note by its acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

                                  ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

-----------------------------------------------------

           FOR  VALUE  RECEIVED,  the undersigned  hereby  sells,  assigns
and
transfers unto
               ------------------------------------------------------------

----------------------------------------------------------------------
                        (name and address of assignee)
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints
             --------------------------------------------------------------
           , attorney, to transfer said Note on the books kept for
-----------
registration thereof, with full power of substitution in the premises.

Dated:
       ------------------------------
                               */
                                Signature Guaranteed:



                            -----------------------------------------------
   */
----




________________________

  */ NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                           (ADD IN EXHIBIT A HERE)

                                  Exhibit B
                                  ---------

                         PREPAYMENT CALCULATION TABLE

PSA                MONTHLY       PSA               MONTHLY        PSA              MONTHLY
INDEX           AMORTIZATION    INDEX           AMORTIZATION     INDEX          AMORTIZATION
RATE               RATE          RATE                RATE         RATE               RATE
0-125              0.118         152                 1.621        179                2.187
126                0.174         153                 1.677        180                2.204
127                0.229         154                 1.732        181                2.220
128                0.285         155                 1.788        182                2.237
129                0.341         156                 1.805        183                2.253
130                0.396         157                 1.821        184                2.270
131                0.452         158                 1.838        185                2.287
132                0.508         159                 1.854        186                2.303
133                0.563         160                 1.871        187                2.320
134                0.619         161                 1.888        188                2.337
135                0.675         162                 1.904        189                2.353
136                0.730         163                 1.921        190                2.370
137                0.786         164                 1.938        191                2.386
138                0.842         165                 1.954        192                2.403
139                0.897         166                 1.971        193                2.420
140                0.953         167                 1.987        194                2.436
141                1.009         168                 2.004        195                2.453
142                1.064         169                 2.021        196                2.470
143                1.120         170                 2.037        197                2.486
144                1.176         171                 2.054        198                2.503
145                1.231         172                 2.071        199                2.519
146                1.287         173                 2.087        200                2.536
147                1.343         174                 2.104        201                2.556
148                1.398         175                 2.120        202                2.576
149                1.454         176                 2.137        203                2.596
150                1.510         177                 2.154        204                2.616
151                1.565         178                 2.170        205                2.637
205                2.637         235                 3.240        415                4.051
206                2.657         236                 3.260        416                4.085
207                2.677         237                 3.280        417                4.119
208                2.697         238                 3.300        418                4.153
209                2.717         239                 3.320        419                4.187
210                2.737         240                 3.340        420                4.221
211                2.757         241                 3.360        421                4.255
212                2.777         242                 3.380        422                4.289
213                2.797         243                 3.400        423                4.323
214                2.817         244                 3.420        424                4.357
215                2.838         245                 3.441        425                4.392
216                2.858         246                 3.461        426                4.426
217                2.878         247                 3.481        427                4.460
218                2.898         248                 3.501        428                4.494
219                2.918         249                 3.521        429                4.528
220                2.938     250-400                 3.541        430                4.562
221                2.958         401                 3.575        431                4.596
222                2.978         402                 3.609        432                4.630
223                2.998         403                 3.643        433                4.664
224                3.018         404                 3.677        434                4.698
225                3.039         405                 3.711        435                4.732
226                3.059         406                 3.745        436                4.766
227                3.079         407                 3.779        437                4.800
228                3.099         408                 3.813        438                4.834
229                3.119         409                 3.847        439                4.868
230                3.139         410                 3.881        440                4.902
231                3.159         411                 3.915        441                4.936
232                3.179         412                 3.949        442                4.970
233                3.199         413                 3.983        442                4.970
234                3.219         414                 4.017        443                5.004
444                5.038         474                 6.058        504                8.432
445                5.072         475                 6.093        505                8.804
446                5.106         476                 6.127        506                9.176
447                5.140         477                 6.161        507                9.549
448                5.174         478                 6.195        508                9.921
449                5.208         479                 6.229        509               10.293
450                5.242         480                 6.263        510               10.665
451                5.276         481                 6.297        511               11.038
452                5.310         482                 6.331        512               11.410
453                5.344         483                 6.365        513               11.782
454                5.378         484                 6.399        514               12.154
455                5.412         485                 6.433        515               12.526
456                5.446         486                 6.467        516               12.899
457                5.480         487                 6.501        517               13.271
458                5.514         488                 6.535        518               13.643
459                5.548         489                 6.569        519               14.015
460                5.582         490                 6.603        520               14.388
461                5.616         491                 6.637        521               14.760
462                5.650         492                 6.671        522               15.132
463                5.684         493                 6.705        523               15.504
464                5.718         494                 6.739        524               15.876
465                5.752         495                 6.773        525               16.249
466                5.786         496                 6.807        526               16.621
467                5.820         497                 6.841        527               16.993
468                5.854         498                 6.875        528               17.365
469                5.888         499                 6.909        529               17.738
470                5.922         500                 6.943        530               18.110
471                5.956         501                 7.315        531               18.482
472                5.990         502                 7.687        532               18.854
473                6.024         503                 8.060        533               19.227
534               19.599         564                30.766        594               41.932
535               19.971         565                31.138        595               42.305
536               20.343         566                31.510        596               42.677
537               20.715         567                31.882        597               43.049
538               21.088         568                32.255        598               43.421
539               21.460         569                32.627        599               43.794
540               21.832         570                32.999        600               44.166
541               22.204         571                33.371        601               44.538
542               22.577         572                33.743        602               44.910
543               22.949         573                34.116        603               45.282
544               23.321         574                34.488        604               45.655
545               23.693         575                34.860        605               46.027
546               24.065         576                35.232        606               46.399
547               24.438         577                35.605        607               46.771
548               24.810         578                35.977        608               47.144
549               25.182         579                36.349        609               47.516
550               25.554         580                36.721        610               47.888
551               25.927         581                37.093        611               48.260
552               26.299         582                37.466        612               48.633
553               26.671         583                37.838        613               49.005
554               27.043         584                38.210        614               49.377
555               27.416         585                38.582        615               49.749
556               27.788         586                38.955        616               50.121
557               28.160         587                39.327        617               50.494
558               28.532         588                36.999        618               50.866
559               28.904         589                40.071        619               51.238
560               29.277         590                40.444        620               51.610
561               29.649         591                40.816        621               51.983
562               30.021         592                41.188        622               52.355
563               30.393         593                41.560        623               52.727
624               53.099         654                64.266        684               75.433
625               53.472         655                64.638        685               75.805
626               53.844         656                65.011        686               76.177
627               54.216         657                65.383        687               76.550
628               54.588         658                65.755        688               76.922
629               54.960         659                66.127        689               77.294
630               55.333         660                66.499        690               77.666
631               55.705         661                66.872        691               78.039
632               56.077         662                67.244        692               78.411
633               56.449         663                67.616        693               78.783
634               56.822         664                67.988        694               79.155
635               57.194         665                68.361        695               79.527
636               57.566         666                68.733        696               79.900
637               57.938         667                69.105        697               80.272
638               58.310         668                69.477        698               80.644
639               58.683         669                69.850        699               81.016
640               59.055         670                70.222        700               81.389
641               59.427         671                70.594        701               81.761
642               59.799         672                70.966        702               82.133
643               60.172         673                71.338        703               82.505
644               60.544         674                71.711        704               82.878
645               60.916         675                72.083        705               83.250
646               61.288         676                72.455        706               83.622
647               61.661         677                72.827        707               83.994
648               62.033         678                73.200        708               84.366
649               62.405         679                73.572        709               84.739
650               62.777         680                73.944        710               85.111
651               63.149         681                74.316        711               85.483
652               63.522         682                74.688        712               85.855
653               63.894         683                75.061        713               86.228
714               86.600         743                97.394        715               86.972
744               97.767         716                87.344        745               98.139
717               87.716         746                98.511
718               88.089         747                98.883
719               88.461         748                99.256
720               88.833         749                99.628
721               89.205         750
722               89.578      and up               100.00
723               89.950
724               90.322
725               90.694
726               91.067
727               91.439
728               91.811
729               92.183
730               92.555
731               92.928
732               93.300
733               93.672
734               94.044
735               94.417
736               94.789
737               95.161
738               95.533
739               95.905
740               96.278
741               96.650
742               97.022
743               97.394